United States
Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Notice of Annual Meeting of Shareholders and Proxy Statement
To the Shareholders of 1st Source Corporation:
The Annual Meeting of Shareholders of 1st Source Corporation will be held at the 1st Source Center, 4th Floor Boardroom, 100 North Michigan Street, South Bend, Indiana 46601, on April 23, 2020, at 10:00 a.m. local time, for the purpose of considering and voting upon the following matters:

1.	Election of Directors. Election of four directors for terms expiring in 2023.

2.	Advisory Approval of Executive Compensation. Approval of the compensation of 1st Source Corporation’s executive officers disclosed in this proxy statement.

3.	Ratification of the appointment of BKD LLP as 1st Source Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

4.	Other Business. Such other matters as may properly come before the meeting or any adjournment thereof.
Shareholders of record at the close of business on February 14, 2020, are entitled to vote at the meeting.
By Order of the Board of Directors,
John B. Griffith
Secretary

South Bend, Indiana
March 13, 2020

Please date and sign the proxy and return it promptly. If you do attend the meeting, you may, nevertheless, vote in person and revoke a previously submitted proxy.

1st SOURCE CORPORATION
P.O. Box 1602 ● South Bend, Indiana 46634
PROXY STATEMENT
This Proxy Statement is furnished in connection with the 2020 Annual Meeting of Shareholders of 1st Source Corporation (“1st Source” or “the Company”).
When and where is the Annual Meeting? April 23, 2020, at 10:00 a.m. local time, at the 1st Source Center, 100 North Michigan Street, 4th Floor Boardroom, South Bend, Indiana 46601. Entrance to the Annual Meeting is limited to shareholders only. If your shares are held in “street name” (that is, through a broker), you must bring a recent copy of a brokerage statement reflecting your stock ownership as of February 14, 2020, the record date.
Who may vote at the meeting? Shareholders of record at the close of business on February 14, 2020, will be eligible to vote at the Annual Meeting. If shares are held in “street name,” shareholders must obtain a legal proxy from their broker to vote in person.
Why did I receive a notice regarding the Internet availability of proxy materials instead of paper copies of the proxy materials? We are using the SEC notice and access rule that allows us to furnish our proxy materials over the Internet to our shareholders instead of mailing paper copies of those materials to each shareholder. As a result, beginning on or about March 13, 2020, we sent our shareholders (other than those who had previously requested to receive only printed copies of our proxy materials) by mail or email a notice containing instructions on how to access our proxy materials over the Internet and vote online. This notice is not a proxy card and cannot be used to vote your shares. If you received a notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to in the notice.
If I am the record holder of my shares, how do I vote? You may vote by:

•	Internet: Go to www.proxyvote.com to transmit your voting instructions.

•	Telephone: Use any touch-tone telephone to call 1-800-690-6903 and follow the instructions to transmit your voting instructions.

•	Mail: Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

•	Voting in person at the meeting.
Although you may vote by mail, we ask that you vote instead by Internet or telephone, which saves us postage and processing costs.
If you are a beneficial owner and a broker or other fiduciary is the record holder, then you received access to these proxy materials from the record holder. The record holder should have given you instructions for directing how the record holder should vote your shares. It will then be the record holder’s responsibility to vote your shares for you in the manner you direct.
How many shares are outstanding? There were 26,266,892 shares of our common stock outstanding on the record date. The voting securities of 1st Source consist only of Common Stock. Each shareholder is entitled to one vote for each share. Cumulative voting is not authorized.
What is the required vote? Director nominees will be elected upon receipt of a majority of the votes cast in the election at the Annual Meeting. The advisory vote on executive compensation and ratification of the appointment of the independent auditors will each be approved if the votes cast in favor exceed those cast against. The Company knows of no other proposals expected to be presented at the meeting other than the three proposals described herein. Additional proposals, if any, would be approved if votes in favor of such proposal exceed those cast against.
How are abstentions and “non-votes” counted? Abstentions on properly executed proxy cards and shares not voted by brokers and other entities holding shares on behalf of beneficial owners (“broker non-votes”) will be counted for determining a quorum at the meeting. However, abstentions and broker non-votes will not affect the voting results on those matters for which the shareholder has abstained or the broker has not voted.
Who is soliciting proxies? This solicitation is being made by the Board of Directors of 1st Source. The cost of solicitation of proxies will be borne by 1st Source.
How will proxies be solicited? In addition to the use of mails, proxies may be solicited through personal interview, electronic media, telephone, and facsimile by directors, officers and regular employees of 1st Source without additional remuneration therefor.
How may I revoke my proxy? Shareholders may revoke their proxies at any time prior to the meeting by giving written notice to John B. Griffith, Secretary, 1st Source Corporation, Post Office Box 1602, South Bend, Indiana 46634, or by voting in person at the meeting. If you hold your shares in the name of your broker or other fiduciary and desire to change your instructions on how to vote your shares, you will need to contact that party.
When were these materials provided? The approximate date for making available this Proxy Statement and the form of proxy to shareholders is March 13, 2020.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
Beneficial owners of more than 5% of the Common Stock outstanding at February 14, 2020:

	Voting Authority			Investment Authority			Total Beneficial Ownership
Name and Address	Sole	Shared	None	Sole	Shared	None	Amount	% of Class

1st Source Bank (1)(2) 100 North Michigan Street South Bend, IN 46601	452,658	5,264,383	3,967,815	1,295,708	5,269,032	3,120,116	6,564,740	24.99%

Christopher J. Murphy III (2)(3) Carmen Murphy(2)(4) 100 North Michigan Street South Bend, IN 46601	1,627,685	—	—	1,627,685	36,806	—	4,799,879	18.27%
	665,525	—	—	665,525	2,506,669		4,799,879	18.27%

O.C. Carmichael III (2)(5) 3212 W End Avenue Suite 500 Nashville, TN 37203	63,372	—	—	63,372	1,448,118	—	1,511,490	5.75%

Stanley C. Carmichael (2)(6) 1510 71st St. Fennville, MI 49408	2,745	—	—	2,745	646,665	—	649,410	2.47%

Ernestine C. Nickle (2)(6) 560 Sea Oak Drive Vero Beach, FL 32963	81,141	—	—	81,141	699,789	—	780,930	2.97%

Dimensional Fund Advisors LP (7) Palisades West, Building One, 6300 Bee Cave Road Austin, TX 78746	1,920,425	—	—	1,981,075	—	—	1,981,075	7.54%
(1)1st Source Bank (“1st Source Bank” or “the Bank”), 1st Source’s subsidiary bank, owns no securities for its own account. These shares are registered in 1st Source Bank’s name or its nominee as fiduciary or agent. The amounts shown as “Shared” in the above table include 5,264,383 shares held in trusts (referred to herein as the “Morris Trusts”) for the benefit of Ernestine M. Raclin, her children, her grandchildren, her great-grandchildren and their spouses, of which 1st Source Bank is the trustee, as further described in Note 2 below. Ms. Raclin is the retired Chairman of the Board of 1st Source, the mother of Carmen C. Murphy and the mother-in-law of Christopher J. Murphy III, Ms. Murphy’s husband.
The amounts shown as “None” in the above table include 2,148,212 shares held by 1st Source Bank as trustee in various trusts or held by 1st Source Bank as agent for shares held by other entities which are included in the totals of Mr. Murphy and Ms. Murphy as described further in Notes 3 and 4 below. 1st Source Bank has no voting or dispositive power over such shares and accordingly disclaims beneficial ownership. These amounts also include 1,013,775 shares held by participants in the 1st Source Corporation Employee Stock Ownership and Profit Sharing Trust for which the Bank has no voting or investment authority except to the extent imputed by ERISA. The remaining amounts shown as “None” include shares held by 1st Source Bank as trustee in various trusts or held by 1st Source Bank as agent for shares held by other entities. 1st Source Bank has no voting or dispositive power over such shares and accordingly disclaims beneficial ownership.
(2)1st Source Bank is the trustee of all the Morris Trusts (described in Note 1) with voting power and shared power of disposition over shares in the trusts. Ms. Carmen Murphy, Mr. O.C. Carmichael III, Ms. Ernestine C. Nickle and Mr. Stanley Clark Carmichael (each a “family designated representative”) serve as representatives to certain trusts for the benefit of their respective family lines. The shares in each group of respective trusts over which each family designated representative shares dispositive power are as follows:

Ms. Murphy	2,469,863
Mr. O.C. Carmichael III	1,448,066
Ms. Nickle	699,789
Mr. S.C. Carmichael	646,665
Total	5,264,383
The terms of the respective trusts allow the respective family designated representative, as applicable, to direct the trustee to (or appoint a special trustee to) diversify the 1st Source Corporation common stock holdings in the Morris Trusts. The family designated representatives may also (i) direct the trustee to engage an independent proxy service to provide voting recommendations to the trustee, in which case the trustee has agreed to vote the 1st Source Corporation common stock held by the applicable trusts in accordance with the recommendations of such independent proxy service, unless to do so would be contrary to applicable Securities and Exchange Commission (“SEC”) legal and regulatory guidelines and requirements or violate the trustee’s fiduciary obligations, or, (ii) appoint a special trustee, which special trustee would have the power to vote the 1st Source Corporation common stock held by the applicable Morris Trusts. The inclusion of the shares held in the Morris Trusts does not constitute an admission of beneficial ownership by the designated family line representatives for purposes of Section 13(d) or Section 13(g) of the Exchange Act, or for any other purpose.

(3)Mr. Murphy has sole voting and dispositive power over (i) 504,519 shares held in a revocable trust or held directly by Mr. Murphy; (ii) 6,352 shares held by Mr. Murphy in an IRA; (iii) 125,893 shares held in a corporation for which Mr. Murphy serves as president; (iv) 55,901 shares held by Mr. Murphy in the Company’s 401(k) Plan; and (v) 935,020 shares held in three limited partnerships for which Mr. Murphy serves as the general partner. Mr. Murphy and Carmen C. Murphy also share voting and dispositive power over 36,806 shares held in a family foundation. In addition to the shares set forth in the above table, 665,525 shares for which Ms. Murphy has sole voting and dispositive power and 2,469,863 shares held in the Morris Trusts as to which Ms. Murphy shares dispositive power as described above may be attributed to Mr. Murphy as her spouse. Mr. Murphy disclaims beneficial ownership of such shares, and the inclusion of such shares does not constitute an admission of beneficial ownership by Mr. Murphy for purposes of Section 13(d) or Section 13(g) of the Exchange Act, or for any other purpose.
(4)Ms. Murphy has sole voting and dispositive power over (i) 80,925 shares held in a revocable trust; and (ii) 584,600 shares held in a limited liability company for which Ms. Murphy serves as the president and voting member. Ms. Murphy also shares dispositive power over 2,469,863 shares held in the Morris Trusts and Christopher J. Murphy III and Ms. Murphy share voting and dispositive power over 36,806 shares held in a family foundation. In addition to the shares set forth in the above table, 1,627,685 shares for which Mr. Murphy has sole voting and dispositive power may be attributed to Ms. Murphy as his spouse. Ms. Murphy disclaims beneficial ownership of such shares, and the inclusion of such shares does not constitute an admission of beneficial ownership by Ms. Murphy for purposes of Section 13(d) or Section 13(g) of the Exchange Act, or for any other purpose.
(5)As reported in Form 13G filed February 29, 2016.
(6)Information for Ernestine C. Nickle, Andrew Nickle, and Stanley C. Carmichael is as reported in their group Form 13G filed February 5, 2020. Shares reported as owned by Ms. Nickle include 18,406 shares held directly by Andrew Nickle, Ms. Nickle’s spouse.
(7)As reported in Form 13G filed February 12, 2020, Dimensional Fund Advisors LP, in its role as investment advisor for various clients, had sole dispositive and/or voting power of the shares.
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
The Board of Directors knows of no matters to come before the Annual Meeting other than the matters referred to in this Proxy Statement. However, if any other matters should properly come before the meeting, the persons named in the enclosed proxy intend to vote in accordance with their best judgment. No director, nominee for election as director, or executive officer of 1st Source has any special interest in any matter to be voted upon other than election to the Board of Directors. Executive officers may be considered to have an interest generally in the outcome of the advisory vote on executive compensation. Directors have indicated that they intend to vote for all directors as listed in Proposal Number 1 and for Proposals Number 2 and Number 3.

PROPOSAL NUMBER 1: ELECTION OF DIRECTORS
The Board of Directors is divided into three (3) groups of directors whose terms expire at different times. At the 2020 Annual Meeting, four directors are to be elected for terms expiring in 2023 or until the qualification and election of a successor. Director nominees will be elected upon receiving a majority of the votes cast in the election of directors. A majority of votes cast means that the number of votes cast “for” the election of a director must exceed the number of votes cast “against” that director. Abstentions and shares not voted by brokers are not considered “votes cast.”
The following information is submitted for each nominee as well as each director and each non-director executive officer continuing in office.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH NOMINEE.
Each nominee is an incumbent director and the Board has determined that each nominee’s continued service is in the best interest of the Corporation. The Board has also determined that all directors have demonstrated the ability and willingness to participate in and contribute to the Board and its committee activities. Each is actively involved in civic, community and business affairs. Such involvement is noted below with a representative sample of the boards or organizations with which they are involved.

DIRECTOR NOMINEES				Beneficial Ownership of Equity Securities(2)
Name	Age	Principal Occupation(1)	Year in Which Directorship Assumed	Common Stock	% of Class

Terms Expiring in April, 2020 (April, 2023 if reelected)

Vinod M. Khilnani	67	Chairman of the Board, Chair of the Governance and Organization and Executive Committees and member of the Compensation Committee, Materion Corporation; Director, Chairman of the Human Resources & Compensation Committee and member of the Audit & Finance Committee, Esco Technologies, Inc. and Director, Chairman of the Nominating and Corporate Governance Committee and member of the Compensation Committee, Gibraltar Industries, Inc.	2013	11,816	«

●
40 years of business experience, including 13 years as Executive Chairman, Chairman, President, Chief Executive Officer and Chief Financial Officer of CTS Corporation, headquartered and operating in a community the Company serves, as well as 18 years in various senior executive finance and global leadership positions with Cummins, Inc.

●
Expertise in global operations as well as extensive skills in finance, accounting, mergers and acquisitions, international business and manufacturing, corporate strategy and corporate governance. Previous public company experience. Contributes long-term perspective in all of these areas.

●	Qualifies as an audit committee financial expert under SEC guidelines.

●	Certified Public Accountant (inactive) and Certified Management Accountant.

●	B.A. in Business Administration from Delhi University and an M.B.A. in Finance from the University of New York at Albany.

Rex Martin	68	Chairman of the Board, NIBCO, Inc. (copper and plastic plumbing parts manufacturer); prior thereto, Chairman and Chief Executive Officer, NIBCO, Inc.	1996	12,473	«

●
44 years of business experience with NIBCO, Inc. a family-owned business, including 34 years as Chairman or Chairman and Chief Executive Officer. As head of Elkhart, Indiana-based NIBCO, Inc., Mr. Martin contributes long-term perspective, current knowledge, and extensive contacts in a community where the Company does business.

●	Expertise in the copper, plastic and valve plumbing parts manufacturing industry and general knowledge of sales, marketing, finance and technology.

●	Qualifies as an audit committee financial expert under SEC guidelines.

●	Serves as Founder and Director of the Rex and Alice A. Martin Foundation. Mr. Martin also is a board member of the Park Foundation of Elkhart, Indiana.

●	B.A. in English from Indiana University and an M.B.A. from the Massachusetts Institute of Technology.

Beneficial Ownership of Equity Securities(2)
Name	Age	Principal Occupation(1)	Year in Which Directorship Assumed	Common Stock	% of Class

Christopher J. Murphy III(3)	73	Chairman of the Board and Chief Executive Officer, 1st Source and 1st Source Bank	1972	4,799,879	18.27%

●
Over 47 years of banking and business experience, including serving as a Director and/or President and Chief Executive Officer of both 1st Source Corporation or 1st Source Bank for 47 years. Mr. Murphy contributes long-term perspective, current knowledge, and extensive contacts in all communities in which the Company does business. Prior to 1st Source, Mr. Murphy worked at Citibank, and while in college, for the Office of the Comptroller of the Currency, U.S. Department of the Treasury.

●	Extensive knowledge of 1st Source and 1st Source Bank and general knowledge in the finance/banking industry, investments, insurance, venture capital, and real estate investments.

●	Serves as a director of Aunalytics, Inc., representing 1st Source’s investment in this provider of managed data center, data analysis, cloud and other technology related services.

●
Serves on numerous boards including those of the Federal Reserve Bank of Chicago, the Medical Education Foundation (serves as the citizen’s advisory board of Indiana University Medical School at Notre Dame), the Indiana State Chamber of Commerce (emeritus), and the Indiana Commission for Higher Education. Previously served on the Board and Audit Committee of Beacon Health System or its predecessor. Previously served as Chairman of the Board of Regents of the Indiana Academy, on the board of the Independent Colleges of Indiana, on the Community Depository Institutions Advisory Council for the Seventh Federal Reserve District and in Washington, D.C. and on public and private company boards.

●	B.A. in Government from the University of Notre Dame, a J.D. from the University of Virginia Law School and an M.B.A. from the Harvard University School of Business.

Timothy K. Ozark	70	Chairman and Chief Executive Officer, Aim Financial Corporation (mezzanine funding and leasing) and from 2012 to January 2017, Chairman, CFWF, Inc. (seafood processor and commercial fishing company)	1999	32,768	«

●
40 years of financial experience, including 28 years as founder, Chairman and Chief Executive Officer of Aim Financial Corporation, a mezzanine lender to privately held companies. Mr. Ozark also is President and CEO of TKO Finance Corporation, a lender to financial services and manufacturing companies. Mr. Ozark is also Lead Director of White Lodging Corporation, one of America’s most experienced and most strategic hotel developers. From 1980 to 1983, Mr. Ozark served as Executive Vice President of Great American Management Services, Inc. a wholly owned subsidiary of American Financial Corporation of Cincinnati, Ohio which specialized in equipment leasing and lending. From 1984 to 1992, Mr. Ozark served as CEO and President of Meridian Leasing Corporation, one of North America’s largest privately held leasing companies with revenues in excess of $500 million.

●	Expertise in mezzanine funding, lending-leasing and general knowledge of business, finance, and real estate investing. Contributes long-term perspective in all of these areas.

●	Qualifies as an audit committee financial expert under SEC guidelines.

●	Serves as Lead Director.

●
Serves as a member of the Visiting Committee to the Division of Biological Sciences and the Pritzker School of Medicine for The University of Chicago and on the board of directors for a number of privately held companies.

●	B.S. in Business Administration from the University of Minnesota and an M.B.A. from St. Cloud State University.

●	Served as an officer in the United States Marine Corps from 1968-1974.

Beneficial Ownership of Equity Securities(2)
Name	Age	Principal Occupation(1)	Year in Which Directorship Assumed	Common Stock	% of Class

OTHER INCUMBENT DIRECTORS

Terms Expiring in April, 2021

Melody Birmingham	48	Senior Vice President and Chief Procurement Officer, Duke Energy (electric distribution); prior thereto, President, Duke Energy Indiana (electric utility) and Senior Vice President, Midwest Delivery Operations, Duke Energy (electric distribution)	2018	3,556	«

●
25 years of leadership and managerial experience in the electric and automotive manufacturing industries. Ms. Birmingham contributes long-term perspective, current knowledge and extensive contacts in the state in which the Company is located.

●
Expertise in managing construction, maintenance, operations, engineering, resource, supply chain and project management as well as managing regulatory affairs, government relations and community affairs.

●	Qualifies as an audit committee financial expert under SEC guidelines.

●
Currently serves on the board of directors of the American Association of Blacks in Energy and on the Financial Research Institute advisory board, Robert J. Trulaske, Sr. College of Business, University of Missouri. Prior to her recent move to North Carolina, Ms. Birmingham also served on the boards of directors of the Indiana Electric Association, the Indiana Chamber of Commerce, Special Olympics Indiana, Central Indiana Corporate Partnership and United Way of Indiana.

●
B.S. in Organizational Leadership and Supervision from Purdue University, an M.B.A. from Strayer University, an Honorary Doctorate in Humane Letters from Saint Mary of the Woods College and successful completion of the Advanced Management Program at Harvard University.

John T. Phair	70	Chairman, Holladay Properties (real estate development); prior thereto, President, Holladay Properties	2004	21,119	«

●
48 years of business experience, including 41 years in the real estate industry and seven years in the mortgage-banking field. Mr. Phair has been Chairman or President of Holladay Properties for 22 years. Mr. Phair also is the managing partner of approximately 75 commercial partnerships and 13 joint ventures. As head of a locally based business, Mr. Phair contributes long-term perspective, current knowledge and extensive contacts in communities in which the Company does business.

●	Expertise in real estate construction development and management as well as general knowledge of the construction, hospitality, finance, and real estate industries.

●	Qualifies as an audit committee financial expert under SEC guidelines.

●
Serves or served on the boards of the Boys & Girls Club of St. Joseph County, Family & Children’s Center, WNIT Public Television, the South Bend Civic Theatre, the Alliance of Indiana (IU Kelley School of Business), Project Future and the Villages of Indiana.

●	B.A. in Political Science from Marquette University.

Beneficial Ownership of Equity Securities(2)
Name	Age	Principal Occupation(1)	Year in Which Directorship Assumed	Common Stock	% of Class

Mark D. Schwabero	67	Retired Chairman, Chief Executive Officer and Director, Brunswick Corporation (2018); prior thereto, President and Chief Operating Officer, Brunswick Corporation and President, Mercury Marine (marine propulsion systems); Director, Methode Electronics, Inc.	2004	11,546	«

●
Nearly 43 years of total experience in the automotive, marine and commercial vehicle/manufacturing industries, the last 33 of which as a senior executive. Mr. Schwabero had been with Brunswick Corporation for the 15 years preceding his retirement in 2018. He became Chairman and Chief Executive Officer in February 2016 after having served as President and Chief Operating Officer of Brunswick Corporation and prior thereto as President of Mercury Marine.

●	Detailed knowledge of these industries as well as long-term perspective in manufacturing and general management expertise. Public company experience.

●	Named by CEO Today Magazine as one of the top 100 CEOs in America for U.S. based companies for 2018.

●	Qualifies as an audit committee financial expert under SEC guidelines.

●	Former director of National Exchange Bank & Trust.

●	Serves on the Advisory Committee of The Ohio State University Center for Automotive Research.

●	Past Chairman of the National Marine Manufacturers Association.

●	B.S. and M.S. in Industrial and Systems Engineering from The Ohio State University.

Terms Expiring in April, 2022

John F. Affleck-Graves	68	Chaired Professor of Finance, University of Notre Dame; Director and Chairman of the Compensation Committee, Hi-Crush Inc.; prior thereto, Executive Vice President and Chief Financial Officer, University of Notre Dame	2019	3,361	«

●
Mr. Affleck-Graves served as Executive Vice President and Chief Financial Officer of the University of Notre Dame from 2004 to June 2019. Prior to that he had served as Vice President and Associate Provost for the University and served on the Notre Dame faculty from 1986 to 2000 (the final three years as Chairman of the Department of Finance and Business Economics). He spent one year at Florida State University as the Patty Hill Eminent Scholar in Finance and returned to Notre Dame in 2001.

●	Also serves as a director of Aunalytics, Inc., a provider of managed data center, data analysis, cloud and other technology related services.

●	Author of over 50 finance research articles including several in the leading finance and accounting academic journals.

●	Qualifies as an audit committee financial expert under SEC guidelines.

●	Former chair of the Regional Development Authority for the north central region of Indiana.

●	Bachelor’s and Master’s degrees in finance and Doctoral degree in mathematical statistics from the University of Cape Town.

				Beneficial Ownership of Equity Securities(2)
Name	Age	Principal Occupation(1)	Year in Which Directorship Assumed	Common Stock	% of Class

Daniel B. Fitzpatrick	62	Chairman and Chief Executive Officer, Quality Dining, Inc. (quick service and casual dining restaurant operator)	1995	34,494	«

●
38 years of business experience as the founder, Chairman and Chief Executive Officer of Quality Dining, Inc. As head of a locally headquartered, multi-concept restaurant company with operations located in seven states, Mr. Fitzpatrick contributes long-term perspective, current sales, marketing and operations knowledge, and extensive contacts in communities in which the Company does business.

●				Expertise in the restaurant industry and general knowledge of food services retailing. Previous public company experience.

●				Qualifies as an audit committee financial expert under SEC guidelines.

●
Serves as a member and Past Chairman of the Holy Cross College Board of Trustees and is a board member for Women’s Care Center Foundation, both in South Bend. Mr. Fitzpatrick has served with nearly two dozen other community organizations.

●				B.A. in Business Administration from the University of Toledo.

Christopher J. Murphy IV(4)	50	Owner and Chief Executive Officer, Catharsis Productions, LLC (training programs)	2011	124,522	«

●				20 years of business experience as co-founder, owner and Chief Executive Officer (previously Executive Director) of Catharsis Productions, LLC.

●				Contributes general business knowledge, long-term perspective and expertise in entrepreneurship, government contracting and creative marketing and development expertise.

●				Although not eligible to serve on the Audit Committee, meets the criteria to be an audit committee financial expert under SEC guidelines.

●				Served as co-chairperson of MEN (Men Endorsing Non-Violence) Illinois state subcommittee and serves as board member for the non-profit organization Interaction.

●				B.A. in Liberal Studies, Communications and Theatre and an M.B.A. from the University of Notre Dame.

Executive Officers of the Company (Non-Directors)

Jeffrey L. Buhr	60	Executive Vice President and Chief Credit Officer, 1st Source Bank (since 2014); prior thereto, Senior Vice President and Chief Credit Officer, 1st Source Bank		61,673	«

John B. Griffith	62	Executive Vice President, Chief Administrative Officer, Secretary and General Counsel, 1st Source Corporation and 1st Source Bank (since 2011)		58,917	«

James R. Seitz	67	President, 1st Source Corporation and 1st Source Bank (since 2014); prior thereto, Executive Vice President, 1st Source Corporation and President, 1st Source Bank and Executive Vice President, 1st Source Bank; Director, 1st Source Bank		81,081	«

Andrea G. Short	57	Executive Vice President, Treasurer and Chief Financial Officer, 1st Source Corporation and 1st Source Bank (since 2013)		54,284	«

All Directors and Executive Officers as a Group (14 persons)				5,311,489	20.22%
« Represents holdings of less than 1%.
(1)The principal occupation represents the employment for the last five years for each of the named directors and executive officers. Directorships presently held or held within the last five years in other corporations with publicly registered securities are also disclosed.

(2)Based on information furnished by the directors and executive officers as of February 14, 2020.
(3)See footnotes (1), (2), and (3) to the Voting Securities and Principal Holders Thereof table above.
(4)Mr. Murphy IV is Mr. and Mrs. Murphy III’s son.

TRANSACTIONS WITH RELATED PERSONS
The Audit Committee of 1st Source’s Board of Directors is responsible, under the terms of that Committee’s charter, for reviewing and disclosure of related party transactions that are material to 1st Source’s consolidated financial statements or otherwise require disclosure under Item 404 of SEC Regulation S-K.

Banking Transactions — Directors and officers of 1st Source and their affiliates were customers of, and had transactions with, 1st Source and its subsidiaries in the ordinary course of business during 2019. Such transactions were in compliance with applicable federal and state laws and regulations. Additional transactions are expected to take place in the ordinary course of business in the future. All outstanding loans and commitments were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Company and did not involve more than the normal risk of collectability, or present other features unfavorable to the Company. Credit underwriting procedures followed were no less stringent than those for comparable transactions with borrowers not related to the Company.
1st Source’s Loan Policy requires prior approval by a majority of the Board of Directors of any extension of credit to an executive officer, director, principal shareholder or persons related to any of the foregoing if aggregate extensions of credit to such executive officer, director, principal shareholder or other person exceeds $500,000. The aggregate of loans to an executive officer may not exceed $100,000 excluding loans 1) to finance the education of the executive officer’s children, 2) to purchase, construct, maintain or improve a residence owned by the executive officer and secured by a first lien, or 3) secured by a perfected security interest in bonds, notes, certificates of indebtedness or other obligations fully guaranteed by the United States, cash or a cash-equivalent. Loans to executive officers are 1) reported to the 1st Source Board at its next regularly scheduled meeting, 2) preceded by the submission of a current personal financial statement, and 3) made subject to the condition that the loan will become due if the executive officer becomes indebted to any other financial institution or financial institutions in an aggregate amount greater than $100,000 (excluding the types of loans noted in 1), 2) and 3) in the preceding sentence). Finally, within 10 days of the date that the aggregate indebtedness to other financial institutions exceeds $100,000 (again excluding the types of loans noted in 1), 2) and 3) above), an executive officer must make a written report to the Board disclosing same.
Other Transactions — The Company has previously reported its investment in Data Realty, LLC, investments by 1st Source Bank in its subsidiary Data Realty Northern Indiana, LLC and payments to Data Realty LLC's subsidiary, Aunalytics, Inc. All of these entities have been consolidated in Aunalytics, Inc. (Aunalytics). Aunalytics is a managed data center, network interconnection cooperative servicing business, data hosting and data and cloud analysis service provider in 1st Source Bank’s headquarters region. 1st Source Bank is a customer of Aunalytics and the Bank’s primary operating system hardware is located in the data center owned and operated by Aunalytics. In 2019, 1st Source Bank paid an aggregate of $384,625 for services provided by Aunalytics.
Mr. Murphy is a Director of Aunalytics representing 1st Source’s interests. Mr. Affleck-Graves also is a director of Aunalytics. 1st Source Bank director Tracy Graham is a principal in Aunalytics and is its CEO.
BOARD COMMITTEES AND OTHER CORPORATE GOVERNANCE MATTERS
In January 2004, the Board of Directors adopted and has since periodically updated the 1st Source Corporate Governance Guidelines. The Corporate Governance Guidelines are designed to ensure and document the Company’s high standards for corporate governance. The Corporate Governance Guidelines are in accordance with the listing rules of the NASDAQ Stock Market and rules of the SEC. The Corporate Governance Guidelines are available on the Company’s website at www.1stsource.com.
Director Independence — The Board assesses each director’s independence in accordance with the Corporate Governance Guidelines. The Corporate Governance Guidelines define an independent director as one who has no relationship to the Company that would interfere with the exercise of independent judgment in carrying out responsibilities as a director of the Company and who is otherwise “independent” under the listing rules of the NASDAQ Stock Market. The Board has determined, after careful review, that the following eight of the ten current members of the Board are independent directors: Mr. Affleck-Graves, Ms. Birmingham, Mr. Fitzpatrick, Mr. Khilnani, Mr. Martin, Mr. Ozark, Mr. Phair and Mr. Schwabero.
Board Committees — 1st Source and 1st Source Bank share the following permanent committees made up of board members of both organizations. Executive, Governance and Nominating, Audit, and Executive Compensation and Human Resources Committee members are appointed annually after the Annual Meeting of Shareholders. Current member composition of these committees is as follows:

Director	Independent	Executive Committee	Governance and Nominating Committee	Audit Committee	Executive Compensation and Human Resources Committee	Loan and Funds Management Committee(1)	Trust and Investment Committee(1)
John F. Affleck-Graves	Yes			X		X
Melody Birmingham	Yes			X		X
Daniel B. Fitzpatrick	Yes	Chair	X	X	X		X
Tracy D. Graham(2)	No						Chair
Vinod M. Khilnani	Yes	X	X	Chair	X	X
Rex Martin	Yes	X	X	X	X		X
Christopher J. Murphy III	No	X				X
Christopher J. Murphy IV	No	X				X
Timothy K. Ozark	Yes	X	Chair	X	X	X
John T. Phair	Yes	X	X	X	X	Chair
Mark D. Schwabero	Yes	X	X	X	Chair		X
James R. Seitz(2)	No						X

(1) The Loan and Funds Management Committee and the Trust and Investment Committee are committees of the Board of Directors of 1st Source Bank.
(2) Mr. Graham and Mr. Seitz are directors of 1st Source Bank.

Functions and 2019 meetings for each committee are as follows:

Committee		Functions	2019 Meetings

Executive(1)	●	Act for the Board of Directors between meetings subject to certain statutory limitations.	—
	●	Give guidance to management regarding actions taken as part of its strategic operating or budget plans.
	●	Provide guidance on acquisitions, divestures or other transactions that need to be negotiated in private and may ultimately require review and approval by the full Board.

Governance and Nominating(1)(2)	●	Provide oversight for effective governance of the Company.	4
	●	Identify and monitor the appropriate structure of the Board.
	●	Select Board members for committee assignments.
	●	Identify, evaluate, recruit and select qualified candidates for election, re-election or appointment to the Board.
	●	See also “Governance and Nominating Committee Information” below.

Audit(1)(2)	●	Select the Company’s independent registered public accounting firm.	6
	●	Review the scope and results of the audits by the internal audit staff and the independent registered public accounting firm.
●
Review the adequacy of the accounting and financial controls and the risk management process and present the results to the Board of Directors with respect to accounting practices and internal procedures.

	●	Make recommendations for improvements in internal procedures.
	●	Review and oversight of the Company’s legal and compliance risks, including adherence to ethical standards and bank regulatory requirements as well as other operational risk areas.
	●	See also “Report of the Audit Committee” below.

Executive Compensation and Human Resources(1)(2)	●	Determine compensation for executive management personnel, review performance of the Chief Executive Officer and oversee the Company’s stock and other incentive compensation plans.	4
	●	Oversee and approve establishment and administration of wage and benefit policies for the Company and its subsidiaries.
	●	Review human resources guidelines, policies and procedures.
	●	See also the “Executive Compensation and Human Resources Committee Report” below.

Loan and Funds Management	●	Oversee and approve establishment and administration of the credit policy for the Bank.	12
	●	Review Bank lending activities, including approvals of loans to new or existing customers of total commitments in excess of stated amounts.
	●	Oversee and approve quarterly reviews of the adequacy of the allowance for loan and lease losses and loan concentrations as compared to established limits.
●
Review the Bank’s Funds Management Division in its investment activities, relationships with securities dealers, relationships with other depository institutions, administration of 1st Source’s asset/liability management and liquidity functions and other similar activities.

Trust and Investment	●	Exercise general supervision over the fiduciary activities of the Wealth Advisory Services Group and the Retirement Plan Services Division.	4
	●	Assign the administration of those fiduciary powers to such officers, employees and committees as the Committee deems appropriate.
	●	Review the actions of individuals or committees used by the Bank in the exercise of the fiduciary powers and services offered to clients.
	●	Oversee and approve establishment and administration of appropriate policies, practices and controls to promote high quality fiduciary administration.
	●	Oversee appropriate policies and procedures to ensure the Bank makes appropriate investments.

(1)The charter of the committee is available at www.1stsource.com.
(2)The Committee is comprised entirely of independent directors.
Board Leadership Structure — Under 1st Source’s Corporate Governance Guidelines, the Governance and Nominating Committee is responsible for reviewing and making recommendations to the Board regarding the Board’s leadership structure, including whether one individual should serve as Chairman of the Board and Chief Executive Officer and whether the Board should have a Lead Director. The Governance and Nominating Committee reviews the structure of the Board on at least an annual basis and monitors and makes recommendations to the Board on an ongoing basis on other matters concerning Board policies and corporate governance. Additionally, the Executive Compensation and Human Resources Committee of the Board reviews the performance of the Chief Executive Officer on an annual basis. The Board believes it is in the best interest of 1st Source to have Mr. Murphy serve as Chairman of the Board and Chief Executive Officer. The reasons for this include:

•	Mr. Murphy’s past performance in both roles and his continuing ability to serve in both;

•	The need for decisive leadership and clear accountability in facing 1st Source’s challenges and opportunities;

•	Mr. Murphy’s extensive specialized knowledge regarding those challenges and opportunities as well as his large ownership position;

•	The composition of the Board includes a majority of independent directors, providing an appropriate amount of independent board oversight; and

•	The Board has an independent Lead Director.

The incumbent chairman of the Governance and Nominating Committee, Mr. Ozark, presently serves as the Lead Director under the Corporate Governance Guidelines. The Lead Director will normally chair any meetings of the Board at which the Chairman or Vice Chairman (if there is one) of the Board is not present or from which, for whatever reason, each has recused himself. The Lead Director has the power to call meetings of the Board of Directors and to set agendas for meetings. The Lead Director also chairs the executive sessions of the independent directors, which occurred at each Board meeting in 2019.
Board Role in Risk Oversight — The Board exercises oversight of the risk management of 1st Source through the functions of its committees as described above. Additionally, the Board receives quarterly reports from the Strategic Deployment Committee, an executive-level management committee chaired by Mr. Murphy that, among other things, oversees and evaluates risks, controls and the risk management processes for 1st Source and 1st Source Bank.
Meetings of the Board of Directors and Directors’ Compensation — The Board of Directors held 6 meetings in 2019. No incumbent directors attended fewer than 75% of the aggregate total meetings of the Board of Directors and all committees of the Board of 1st Source on which he or she served.
Directors receive fees as follows:

Meeting Fees	Prior to July 18, 2019	July 18, 2019 to December 31, 2019
Each meeting of Board of Directors attended	$2,000	$2,500
Each meeting of Audit Committee attended	$2,000	$2,500
Each meeting of Loan and Funds Management Committee attended	$2,000	$2,000
Each meeting of other Board committee attended	$1,500	$2,000
Annual Retainers(1):
Board member	$41,050	$48,926
Committee chairs:
Audit Committee	$10,000	$10,000
Executive Committee	$3,000	$3,000
Governance and Nominating Committee	$10,000	$10,000
Executive Compensation and Human Resources Committee	$8,000	$8,000
Loan and Funds Management Committee	$10,000	$10,000
Trust and Investment Committee	$5,000	$5,000

(1) Annual retainers are generally paid in early June.
Annual Meeting Attendance — Per the Company’s Corporate Governance Guidelines, directors are expected to attend the Annual Meeting of Shareholders. The Chairman of the Board presides at the Annual Meeting, and the Board of Directors holds one of its regular meetings in conjunction with the Annual Meeting of Shareholders. All members of the Board at the time of the Company’s 2019 Annual Meeting of Shareholders except Lisa Hershman attended that meeting.
Code of Ethical Conduct — The Board of Directors has adopted a Code of Ethical Conduct for Financial Managers, which is available on the Company’s website at www.1stsource.com. The Code of Ethical Conduct for Financial Managers constitutes a code of ethics as defined in Section 406(c) of the Sarbanes-Oxley Act of 2002 and applies to the Chief Executive Officer, Chief Financial Officer, Controller and other individuals performing similar accounting or financial reporting functions for the Company.
Shareholder Communications — Communications to the Board of Directors from shareholders are welcomed. All written communications may be submitted through the Company’s website at www.1stsource.com, by e-mail at shareholder@1stsource.com, or by U.S. mail at 1st Source Corporation, 100 North Michigan Street, South Bend, Indiana, 46601, Attn: Chairman, Governance and Nominating Committee, or Attn: Corporate Secretary. The recipient of any such communication shall share it with the Chairman of the Governance and Nominating Committee who shall either (i) relay it to the full Board or an appropriate committee chairperson, or (ii) where he feels that the communication is not appropriate to relay to the Board, provide a copy of the communication and an indication of his proposed disposition to the General Counsel, or another independent director, either of whom may forward the communication to any other directors if he or she deems it prudent or appropriate to do so. The Chairman of the Governance and Nominating Committee shall forward all recommendations for Board nominees submitted by shareholders to the members of the Committee.
GOVERNANCE AND NOMINATING COMMITTEE INFORMATION
The Board of Directors formed an independent Governance and Nominating Committee in January 2004. The charter of the Governance and Nominating Committee was amended in October 2014 to reflect its additional governance responsibilities and is available at www.1stsource.com. See also the description of the Committee under “Board Committees and Other Governance Matters” above. All members of the Governance and Nominating Committee (see “Board Committees” above) comply with the independence requirements of the NASDAQ Stock Market listing rules. One of the purposes of the Governance and Nominating Committee is to identify, evaluate, recruit and select qualified candidates for election, re-election or appointment to the Board. The Governance and Nominating Committee may use multiple sources for identifying and evaluating nominees for directors, including referrals from current directors and executive officers and recommendations by shareholders. Candidates recommended by shareholders will be evaluated in the same manner as candidates identified by any other source except that the Governance and Nominating Committee also may consider the number of shares held and the length of time the shareholder-recommended candidate has invested in the Company. In order to give the Governance and Nominating Committee adequate time to evaluate recommended director candidates, shareholder recommendations should be submitted in writing at least 120 days prior to the next Annual Meeting to be held on or before April 22, 2021. Nominations should be addressed to the attention of the Chairman, Governance and Nominating Committee, c/o 1st Source Corporation.

The Governance and Nominating Committee will select new or incumbent nominees or recommend to the Board replacement nominees considering the following criteria:

•	Qualifications, including judgment, skill, capability, conflicts of interest, business experience and technical/professional/educational background;

•	Personal qualities and characteristics, accomplishments and reputation in the business community;

•	Whether the nominee currently lives in one of the Company’s markets;

•	Current knowledge and contacts in the communities or industries in which the Company does business;

•	Current knowledge in one or more of the Company’s lines of business;

•	Ability and willingness to commit adequate time, or in the case of incumbent directors, past participation and contribution, to Board and committee matters;

•	Whether the nominee’s knowledge and experience is complementary to, or duplicative of, that of the other members of the Board;

•	If applicable, whether the nominee would be deemed “independent” under listing rules of the NASDAQ Stock Market and SEC rules;

•	Whether the nominee is qualified and likely to remain qualified to serve under the Company’s By-laws and Corporate Governance Guidelines;

•
Since its inception in 1971 the Company has maintained both ethnic and gender diversity among its Board members and that of its Bank subsidiary. The Company is proud of this heritage and will continue to pursue diversity in the selection of qualified individuals representing the markets and constituencies it serves;

•	Whether the nominee is under the age of 72; and

•	Such other factors the Committee deems relevant.
The Governance and Nominating Committee assesses its own performance, including its effectiveness in achieving a diverse Board, and reviews its charter and recommends any proposed changes every other year coincident with the bi-annual self-assessment of the full Board.
REPORT OF THE AUDIT COMMITTEE
The Audit Committee oversees 1st Source’s financial reporting process on behalf of the Board of Directors, retains and oversees the Company’s independent registered public accounting firm, approves all audit and non-audit services provided by the independent registered public accounting firm and oversees the Company’s compliance with ethics policies and the Company’s management of legal, regulatory and other operational risks. The Board of Directors has adopted a charter for the Audit Committee to set forth its authority and responsibilities. All of the members of the Committee are independent as defined in the listing rules of the NASDAQ Stock Market and SEC rules and also qualify as audit committee financial experts, as defined in the rules of the SEC.
The Committee reviewed the audited financial statements in the Annual Report with management. The Committee also reviewed the financial statements with 1st Source’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Committee also considered, with the independent registered public accounting firm, the firm’s judgments as to the quality, not just the acceptability, of 1st Source’s accounting principles and such other matters as are required to be discussed with the Committee under PCAOB Auditing Standard No. 16, “Communication with Audit Committees.” In addition, the Committee has discussed with the independent registered public accounting firm the firm’s independence from management and 1st Source, including the matters in the written disclosures required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence,” and considered the compatibility of non-audit services provided by the independent registered public accounting firm to 1st Source with the firm’s independence.
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the SEC.
Audit Committee
Vinod M. Khilnani, Chairman
John F. Affleck-Graves
Melody Birmingham
Daniel B. Fitzpatrick
Rex Martin
Timothy K. Ozark
John T. Phair
Mark D. Schwabero
COMPENSATION DISCUSSION & ANALYSIS
Compensation Oversight
The Executive Compensation and Human Resources Committee of the Board of Directors, comprised entirely of independent directors, administers the Company’s executive compensation program. The responsibilities of the Executive Compensation and Human Resources Committee are described in its charter and include:

•
Determine compensation for Named Executive Officers (the executives required by SEC rules to be named in this proxy statement, or “NEOs”) and review and approve recommendations of executive management for other senior management personnel;

•	Review performance of the Chief Executive Officer;

•	Oversee and approve establishment and administration of wage and benefit policies for the Company including an annual salary and performance grid for all employees;

•	Review general human resources guidelines, policies and procedures;

•	Oversee the Company’s stock and benefit plans;

•	Review incentive plans and attest that they do not encourage inappropriate risk taking; and

•	Conduct an annual self-assessment.
The Executive Compensation and Human Resources Committee determines the compensation for NEOs and reviews and either adjusts or approves it for other senior management personnel based on executive management’s recommendations after reviewing the Company’s performance against its annual operating plan and its intermediate and long-term tactical and strategic plans. The Committee also reviews market data and peer and industry information periodically and considers the recommendations of the Chief Executive Officer with regard to cash and stock incentives under the Company’s Executive Incentive Plan and the other incentive plans for officers in the Company as described below.
The Committee also periodically engages outside consultants to review the Company’s compensation programs and underlying data to ensure they are competitive and reflect market realities, and to provide advice with regards to determining compensation for NEOs and other senior management personnel. The Committee engaged Blanchard Consulting Group in December 2015 for this purpose. It did so after considering the independence factors for compensation consultants outlined in the NASDAQ Listing Rules and determining that Blanchard was independent. The Committee’s engagement of Blanchard is described further below.
Compensation Philosophy and Program
The Company’s compensation philosophy rests on the core principle that its executive officers and key employees are all in partnership with each other and with the Company’s shareholders to achieve success over the long-term. Guided by this core principle, the Company’s compensation program can be summarized as follows:

•
The Company succeeds best over the long-term when the executive officers and key employees are motivated to work together in this partnership as long-term owners themselves. The Company’s compensation program is designed to compensate executive officers and key employees fairly and continuously reinforce a partnership of long-term owners responsive to its markets and compliant with local, state and federal regulations.

•
The program is designed to encourage consistent high-level performance with particular emphasis on building long-term customer relationships and serving well its various constituencies: individuals, businesses, not for profits, municipal governments, communities, employees and shareholders. The Company believes that a strategic focus on building deep, long-term customer relationships is the foundation for strong, high quality, sustainable, long-term performance. Increasing such relationships over the long-term optimizes shareholder value through growth of high quality net revenues.

•
The program is based on pay-for-performance with performance evaluated relative to both internal business plans, and tactical and strategic objectives and to the results of the Company compared with its relevant peer groups.

•	The program provides competitive compensation opportunities that are consistent with practices of our peers with adjustments made for individual variance in skill and contribution.

•	The program is designed to encourage a measured approach to growth that includes necessary attention to understanding and managing the risks of the business.

•	The program rewards growth of customer relationships and sound risk management through compensation that is balanced between base salaries and performance-based incentive compensation.

•
The program’s incentive compensation is also balanced between cash bonuses and equity awards, with both linked to the Company’s overall performance on a short-term, intermediate-term and long-term basis.

The program also promotes long-term share ownership, with all executive officers expected to maintain a significant investment in the Company and meet stock ownership guidelines.
Company Performance
The Committee evaluated the Company’s 2019 performance during early 2020. The Company generally met its quantitative and qualitative objectives for 2019. Highlights included:

•	The Company achieved record net income of $91.96 million in 2019. This was a 11.58% increase from 2018.

•	The Company earned $3.57 per share which was a 12.97% increase from 2018.

•	The Company achieved a return on average assets of 1.41%. This placed it in the top third of all publicly-traded $3 to $10 billion peer companies.

•	The Company grew its average loans outstanding to $5.00 billion, a 5.15% growth over the prior year, and increased its year-end loans outstanding to $5.09 billion, a 5.17% growth over 2018.

•	The Company had net loan losses of 0.10% of average net loans and leases outstanding.

•	The Company ended the year with a strong nonperforming assets ratio of 0.37% and a reserve for loan and lease losses of 2.19%.

•	The Company continued to exceed the minimum regulatory requirements for Well Capitalized banks.

•
The Company was one of 18 banks to be included in the Keefe, Bruyette & Woods, Inc. (KBW) Bank Honor Roll, which consists of banking institutions that have had 10 consecutive years of increased earnings per share.

•	The Company remodeled 2 banking centers largely on time and on budget.

•	The Company maintained its #1 deposit share in its 15 contiguous county market.

•	The Company continued development of succession management in a variety of positions.

•	The Company continued 32 years of dividend increases.

•
The Company received the “Gold Level Award” for the Community Bank category for the seventh year in a row for delivering the greatest number of SBA loans in Indiana. The Company also was the first recipient of the inaugural Indiana Rural Lender of the Year award for making the most SBA loans in rural areas of the state.

To understand the Company’s performance in relative terms the Committee compared it to a number of other peer groups variously reflecting the Company’s geographic markets, its business line focus, and its size and complexity. These include:

In-Market Peers	Location	Midwest Peers	Location	National C&I Peers	Location
1st Source Corporation*	South Bend, IN	1st Source Corporation*	South Bend, IN	1st Source Corporation*	South Bend, IN
Crystal Valley Financial Corporation	Middlebury, IN	BancFirst Corporation*	Oklahoma City, OK	Amarillo National Bancorp, Inc	Amarillo, TX
First Bancshares, Inc	Whiting, IN	Community Trust Bancorp, Inc*	Pikeville, KY	CNB Financial Corporation*	Clearfield, PA
First Merchants Corporation*	Muncie, IN	Enterprise Financial Group*	Clayton, MO	Cullen/Frost Bankers, Inc*	San Antonio, TX
Horizon Bancorp*	Michigan City, IN	F.N.B. Corporation*	Hermitage, PA	Discount Bancorp, Inc	New York, NY
Lakeland Financial Corporation*	Warsaw, IN	First Busey Corporation*	Urbana, IL	First American Bank Corporation	Elk Grove Village, IL
Mutualfirst Financial Inc (MFB)*	Muncie, IN	First Commonwealth Financial Corp*	Indiana, PA	Hancock Holding Company*	Gulfport, MS
Old National Bancorp*	Evansville, IN	First Defiance Financial Corporation*	Defiance, OH	Heartland Financial*	Dubuque, IA
Star Financial Group, Inc	Fort Wayne, IN	First Financial Bancorp*	Cincinnati, OH	Mercantile Bank Corporation*	Grand Rapids, MI
		First Financial Corporation*	Terre Haute, IN	Pinnacle Financial Partners*	Nashville, TN
		First Merchants Corporation*	Muncie, IN	Servisfirst Bancshares, Inc*	Birmingham, AL
		First Midwest Bancorp, Inc*	Itasca, IL	Sterling Bancorp*	New York, NY
		German American Bancorp, Inc*	Jasper, IN	Stock Yards Bancorp, Inc*	Louisville, KY
		Intrust Financial Corporation	Wichita, KS	Texas Capital Bancshares, Inc*	Dallas, TX
		Johnson Financial Group, Inc	Racine, WI	UMB Financial Corporation*	Kansas City, MO
		Lakeland Financial Corporation*	Warsaw, IN	Univest Corporation of Pennsylvania*	Souderton, PA
		Merchants Bancorp*	Carmel, IN	Western Alliance Bancorporation*	Phoenix, AZ
		MidWest One Financial Group, Inc.*	Iowa City, IA	Wintrust Financial Corporation*	Lake Forest, IL
		Old National Bancorp*	Evansville, IN	W.T.B. Financial Corporation*	Spokane, WA
		Park National Corporation*	Newark, OH

* Publicly-traded

The Committee compared the Company’s performance for the first three quarters of 2019 to its selected peer groups using ratios including those shown below. The Company continued to show consistent financial performance equal to or superior to most peers while maintaining stable credit quality and a strongly reserved position. Peer group amounts shown are the median or average as indicated and the Company’s ranking in the group, with a 1 ranking indicating the best result:

	In-Market Peer Group (9 members) Sept 2019 YTD Median	Midwest Peer Group (20 members) Sept 2019 YTD Median	National Commercial & Industrial Concentration Peer Group (20 members) Sept 2019 YTD Median	National $3 to $10 Billion Assets Peer Group (141 members) Sept 2019 YTD Average(1)	1st Source Sept 2019 YTD	1st Source Dec 2019 YTD

Return on average total assets	1.44% 4	1.36% 6	1.33% 6	1.24% 31	1.45%	1.41%

Return on average common equity	11.53% 4	10.67% 6	11.76% 10	10.90% 46	11.83%	11.50%

Net income growth	20.04% 6	7.50% 6	8.10% 9	16.87% 48	14.85%	11.58%

EPS Growth	9.57% 1 of 5	8.44% 2 of 18	8.84% 7 of 17	10.98% 28 of 99	16.74%	12.97%

Net interest margin on a tax-equivalent basis	3.63% 3	3.76% 12	3.66% 8	3.55% 55	3.74%	3.68%

Net charge-offs to average net loans and leases outstanding	0.06% 9	0.13% 9	0.19% 8	0.13% 88	0.12%	0.10%

Nonaccrual loans and leases, restructured loans and other real estate to loans and leases and other real estate(2)	0.62% 3	0.62% 3	0.70% 5	0.91% 31	0.45%	0.40%

Reserve for loan and lease losses to net loans and leases outstanding	1.05% 1	0.86% 1	0.88% 1	0.98% 3	2.14%	2.19%

Noninterest income to average assets (3)	1.00% 2	1.06% 6	0.90% 5	0.95% 27	1.16%	1.15%

Noninterest expense to average assets (3)	2.50% 3	2.63% 6	2.54% 9	2.56% 76	2.49%	2.51%

Efficiency ratio (3)	58.72% 2	57.75% 5	56.25% 8	60.09% 34	53.57%	54.65%
(1) As reported in 1st Source’s September 2019 Bank Holding Company Performance Report.
(2) This is a ratio shown on the Bank Holding Company Performance Report selected to facilitate peer comparisons and different from the nonperforming assets ratio mentioned in the bullet points at the beginning of this section.

(3) Noninterest income and expense computed net of leased equipment depreciation.

The Committee also compared the Company’s total return over the past five years with the total return of the publicly-traded members of the In-Market, Midwest and National Commercial & Industrial Concentration Peer Groups as well as the group of publicly-traded banking companies in Illinois, Indiana, Michigan, Ohio, and Wisconsin and all NASDAQ traded companies shown in the Annual Report:

225
200
175
150
125
100
75
2014
2015
2016
2017
2018
2019
100
100
100
100
107
106
102
101
154
150
141
116
168
163
155
151
147
140
130
129
200
184
168
162
1st Source
NASDAQ Index
Banking companies in Illinois, Indiana, Michigan, Ohio, and Wisconsin
In-Market, Midwest, and National Commercial & Industrial Concentration

* Assumes $100 invested on December 31, 2014, in 1st Source Corporation common stock, NASDAQ market index, banking companies in Illinois, Indiana, Michigan, Ohio, and Wisconsin, and the In-Market, Midwest, and National Commercial & Industrial Concentration peer group.
** The Morningstar Weighted NASDAQ Index Return is calculated using all companies which trade as NASD Capital Markets, NASD Global Markets or NASD Global Select. It includes both domestic and foreign companies. The index is weighted by the then current shares outstanding and assumes dividends reinvested. The return is calculated on a monthly basis.
*** The peer group is a market-capitalization-weighted stock index of 34 banking companies in Illinois, Indiana, Michigan, Ohio, and Wisconsin. The following companies included in this peer group in last year’s proxy statement have not been included this year, all due to being acquired during 2019: Chemical Financial Corporation, MB Financial Corporation and MBT Financial Corporation.
NOTE: Total return assumes reinvestment of dividends.
Compensation Consultants
As noted above, the Committee engaged Blanchard Consulting Group in late 2015 after interviewing a number of compensation consulting firms. The scope of Blanchard’s engagement was to evaluate the Committee’s processes and information, provide advice concerning the competitiveness of the Company’s compensation for NEOs and other members of senior management and recommend improvements in compensation practices. In this regard, Blanchard performed the following:

•
Validated the process and information the Committee uses to evaluate base compensation and short and long-term cash and equity incentives of the CEO and CFO as to their competitiveness and appropriateness.

•	Similarly collected and validated comparative data for the then next four highest paid officers.

•	Constructed the following peer comparison groups that in some cases included similar or the same companies that 1st Source traditionally includes in its peer groups:

◦
A regional peer group of 20 banking companies with assets between $2 and $12 billion as of September 30, 2015, and headquartered in Iowa, Illinois, Indiana, Kentucky, Michigan, Missouri, Ohio, or Pennsylvania;

◦	Blanchard’s internal database of publicly traded banking companies with assets between $2 billion and $10 billion as of year-end 2014;

◦
The publicly traded members of the “National Commercial & Industrial Concentration Peer Group” used by the Committee for assessing relative performance of the Company as noted in the tables above under “Company Performance”; and

◦	Summarized data from other published banking and financial industry surveys, some of which currently are being used by 1st Source.

1st Source Bank participated in McLagan’s Equipment & Finance Compensation Survey in 2019. The survey included over 75 banks, captives and independent leasing companies and benchmarked the Bank’s Specialty Finance Group’s officers’ pay levels including salary, incentives, and total compensation against comparable market roles in 2018. The Bank also engaged McLagan to run an additional cut of the survey with a refined peer group selected by the Bank. The Committee has determined that McLagan is independent after considering the independence factors for compensation consultants outlined in the NASDAQ listing rules.
Components of Compensation and 2019 Compensation Decisions
The following table summarizes the components of compensation the Company provides to its NEOs and other senior management personnel:

Compensation Component	Frequency	Criteria	Form(s) of Payment	Restrictions	Term of Holding
Salary	Annual	Qualifications, responsibilities and performance	Cash	None	None

Executive Incentive Plan (EIP)	Annual	Weighted corporate, group, division, unit and individual performance goals	Cash and book value stock	None as to cash component. Book value stock subject to forfeiture over a five-year period based on employee remaining with the Company and the Company meeting EPS growth or ROA criteria
Book value stock generally required to be held until retirement. Limited exceptions for up to 50% of stock beginning seven years following lapse of forfeiture period (eight to twelve years from date of grant) but subject to minimum stock ownership requirements

Long-Term Executive Incentive Plan	Every three years	Weighted corporate financial goals for the third year of the three-year planning period and average of individual annual awards for the three-year planning period	Cash and market value stock	None as to cash component. Market value stock subject to forfeiture over a five-year period based on employee remaining with the Company and the Company remaining profitable	Subject to NEO accumulating required minimum stock holdings

Strategic Deployment Incentive Plan	Annual	Company net income and Committee’s determination of success of strategic initiatives embedded in Company’s long-term plans using specific operating and financial metrics	Cash and/or stock as the Committee determines	None as to cash component. Market value stock subject to forfeiture over a five-year period based on employee remaining with the Company and the Company remaining profitable	Subject to NEO accumulating required minimum stock holdings

1982 Restricted Stock Award Plan	Discretionary	Discretionary	Market value stock	Market value stock subject to forfeiture over a zero to ten-year period based on employee remaining with the Company and in some cases the attainment of individual, group or Company goals	Subject to NEO accumulating required minimum stock holdings
Each element of compensation is discussed in more detail below. The Committee reviews the salary and incentive history for each NEO.
Base Salaries

•	Why we pay this component.
Annual base salaries are designed to provide 1st Source executives with a basic level of cash compensation that is competitive in view of their qualifications, responsibilities and performance. Executive salaries are administered under the 1st Source Salary Administration Program applicable to all exempt employees. Through this program, each exempt job is graded under direction of the Human Resources Division and placed in a salary range with a midpoint targeted for the 50th percentile of the market range. Management monitors and re-calibrates the job grades and salary ranges by regularly evaluating market pay for particular positions as openings occur, as jobs change or as managers raise questions about the competitiveness of the pay for certain jobs. In addition, management periodically studies the competitiveness of its salary structure (ranges and job grades) by reference to market and industry information from a variety of sources, including Pearl Mayer, Compdata Surveys/Dolan Technologies Corporation and McLagan. As noted, in late 2015, the Committee sought validation and advice from Blanchard Consulting Group concerning management’s processes and information for base salaries as well as total compensation.

•	How we determine the amount.
For the NEOs, the Executive Compensation and Human Resources Committee annually evaluates base salaries and total compensation by reference to the same sources used for the Company’s Salary Administration Program. It also reviews the public information available from proxy statements on compensation paid to NEOs of peer organizations. The Committee reviews information for the CEO, CFO and, to the extent peer information is available, other NEOs compared to its Midwest peer group (see list above under Company Performance), a nationwide peer group of banking companies with a concentration of commercial and industrial loans (see list above under Company Performance), a nationwide peer group of banking companies with $3 billion to $10 billion in assets, and a nationwide peer group of publicly traded banking companies of all sizes. The Committee uses the peer group data as a point of reference and one of several factors in setting base salaries and other components of compensation for the NEOs. If any component of compensation for the NEOs varies significantly from the median of those in our peer group, then the Committee considers the circumstances (e.g. tenure, experience, historical performance) and whether an adjustment to one or more components of compensation is warranted. In addition to the foregoing, the Committee reviewed the Blanchard data prior to awarding incentive compensation for 2015 under both the Executive Incentive Plan and the Strategic Deployment Incentive Plan. It took into account 1st Source’s performance as compared to the Blanchard peer groups as well as the peer groups traditionally used by 1st Source. The Committee continued to reference these data sets as it approved base compensation changes in 2019 and awarded incentive compensation for 2019 for the named executive officers.
Increases to base salaries are considered annually. Management evaluates market conditions and proposes a salary performance grid that provides the range of authorized merit increases for each level of performance rating in each quadrant of the applicable salary ranges. The Executive Compensation and Human Resources Committee reviews, adjusts and approves the proposed grid each year. All of the NEOs, including the Chief Executive Officer, are eligible to receive annual salary increases approved under the Salary Administration Program.
An exempt employee’s base salary will increase based on his or her position in the salary range and individual performance rating determined through the annual performance review process. Performance ratings are based on a scale of 1 to 5 with a 3 rating representing performance that meets expectations.
The Committee applies the salary performance grid used for all exempt employees when determining base salary increases for Mr. Murphy and the other NEOs. The Committee evaluates Mr. Murphy’s performance each year looking at, among other factors, the Company’s return on assets, return on equity, its absolute earnings, and the overall performance of the Company relative to its annual budget plan and long-term strategic plan approved by the Board of Directors. His responsibilities also include representing the Company to its various constituencies, ensuring the Company’s ongoing community engagement, and ensuring the development of a culture of client service, long-term financial performance, teamwork, corporate integrity, and long-term success. Based on Mr. Murphy’s 2019 performance and the Company’s performance against its annual profit plan and using the salary performance grid approved by the Committee for 2020, the Committee granted Mr. Murphy a 2.6% increase in base salary.
Mr. Murphy evaluates the performance of the other NEOs and makes recommendations for their annual increases to the Committee. The President of the Company, Mr. Seitz, also contributes to the evaluation of the other NEOs besides himself. The progression of increases in base salary for each of the NEOs is shown in the Summary Compensation Table below.
Annual Incentive Awards Under the Executive Incentive Plan (EIP)

•	Why we pay this component.
The EIP is designed to reward the NEOs and other participants for performance with a long-term emphasis. Annual incentive awards achieve this balance with payments of both cash and stock. The annual cash awards provide participants with immediate recognition of strong, annual performance. The Committee has discretion to approve a matching award equal to the full value of, or a portion of, the value of the cash award to be paid in the form of book value shares or market value shares. The Committee has generally made annual matching awards of 1/2 to 1/3 in book value stock to provide participants with the opportunity to build and increase the value of their ownership of 1st Source during the course of a long career with the Company. The value of this stock only grows if the Company continues to perform. Also, a long-term holding requirement for those shares further establishes alignment between the long-term benefit to the participants and the interests of our shareholders. The Company has chosen book value stock as the primary form of incentive stock because book value is the one value that members of management and sales and service personnel directly affect by their individual and collective actions. Earnings of the Company are either added to the book value per share or paid out as dividends on all outstanding shares (including book value shares whether or not still subject to forfeiture). In this way, book value more closely reflects the real economic value of the Company and is not subject to fluctuations in the stock market that are unrelated to the long-term performance of the Company. Inappropriate risk-taking is discouraged through the five year forfeiture period of book value share awards. Inappropriate risk-taking is further discouraged through restrictions on the sale of book value shares that, with limited exceptions, require recipients to hold the shares until retirement and then sell them back to the Company at the then book value, with the purchase price payable in installments over a five year period. The limited exceptions allow executives, subject to the Committee’s approval, to sell back to the Company up to 50% of those book value shares for which the risk of forfeiture has been lapsed for seven or more years and only for the purchase of a personal residence or second home, college education tuition or financial hardship. The Company believes that equity-based compensation using book value stock under the EIP ties participants’ economic incentives directly to the long-term, substantive and sustainable economic performance of the Company. It encourages them to make sound business decisions that will grow the Company carefully over time and strengthen its financial position and should discourage decisions designed only for short-term personal gain. This decision-making for the long-term is reinforced as these stock awards can become a significant portion of a participant’s net worth over time.

•	How we determine the amount.
Awards under the EIP are determined annually following the close of the fiscal year based on performance against a series of metrics selected and weighted for each participant at the beginning of the year. The EIP offers participants the potential for an annual cash award and a long-term stock award.

▪
Annual Cash Awards: Each management participant under the EIP is assigned a “partnership level” percentage that is the starting point for determining his or her annual cash award. Partnership level percentages range from 4.25% to 15% of the salary range midpoint assigned by the Committee for purposes of computing the EIP award or the base salary of a participant. For 2019, the partnership level percentage of the NEOs was 15% of base salary for Mr. Murphy, 10% of base salary for Ms. Short and Messrs. Griffith and Seitz, and 8% of base salary for Mr. Buhr. The “base bonus” for each NEO participant is equal to the participant’s base salary multiplied by the relevant partnership share percentage.

That dollar amount is further adjusted up or down by the “Company Performance Factor.” The Company Performance Factor is 2.5 times the percentage by which actual net income for the year exceeded (or missed) budgeted net income with a maximum adjustment of 25%. The Committee is authorized to make adjustments to reported net income for purposes of determining the Corporate Performance Factor. Historically, the Committee has done so when, in the Committee’s judgment, the reported net income included unusual or one-time items that distorted the true substantive or normalized earnings of the Company. The Committee chose to use the Company’s reported net income of $91.96 million without adjustment to calculate the Company Performance Factor.

For 2019, net income was approximately 1.9% over budget resulting in a positive adjustment of 5% for the Company Performance Factor. Thus, the Company Performance Factor for 2019 was 105%.
For each individual, the base bonus after adjustment for the Company Performance Factor is further adjusted up or down between 0% and 300% based upon the participant’s performance against a set of corporate, group and individual performance goals established at the beginning of the fiscal year. Target amounts are scored at 150% of weighting for staff management personnel while they are scored at 200% for sales, credit and line management personnel. For example, if the Company achieves a corporate-level goal exactly at target and the goal is weighted for the individual at 10%, a staff person’s result is scored as 15% of their base salary or salary range midpoint assigned for EIP purposes while a sales, credit or line person’s result is scored as 20% of their base salary or salary range midpoint assigned for EIP purposes. The total of the annual cash and stock awards to a single participant may not exceed $1 million.
The corporate-level financial performance goals for each of the NEOs in 2019 included a combination of the following depending upon the NEO’s role and responsibilities:

Objective	Minimum	Target	Maximum	Actual

Net income	$88,426	$90,231	$92,938	$91,960
Return on assets	1.16%	1.40%	1.60%	1.41%
Exceed median ROA results for $3 to $10 billion peers	59 of 99	50 of 99	33 of 99	30 of 99
Return on common equity	10.94%	11.41%	13.37%	11.50%
Revenue growth	2.88%	5.15%	8.06%	5.16%
Expense to revenue ratio	57.23%	55.82%	53.92%	54.65%
Loan growth	2.67%	5.35%	8.02%	5.15%
Core deposit growth	2.50%	4.99%	6.99%	5.26%
Year-end nonperforming assets	1.36%	1.00%	0.36%	0.37%
Net charge offs and other credit-related losses to average loans, leases, repossessed assets and other real estate	0.34%	0.15%	0.08%	0.13%
Electronic product growth	92% of Target	Target	124% of Target	107% of Target
Net new primary relationships	87% of Target	Target	125% of Target	53% of Target
The corporate financial performance goals assigned to each of the NEOs and the weightings of corporate, group and individual performance goals for each of the NEOs were as follows:

Objective	Mr. Murphy	Mr. Seitz	Ms. Short	Mr. Griffith	Mr. Buhr
Corporate Financial Performance Goals
Net income	15%	10%	10%	10%	5%
Return on assets	15%	—	10%	10%	5%
Exceed median ROA results for $3 to $10 billion peers	15%	10%	10%	10%	10%
Return on common equity	10%	—	5%	—	—
Expense to revenue ratio	15%	—	25%	20%	5%
Revenue growth	—	5%	—	—	—
Loan growth	—	10%	—	7.5%	—
Core deposit growth	—	15%	—	7.5%	—
Year-end nonperforming assets	10%	5%	—	—	15%
Net charge offs and other credit-related losses to average loans, leases, repossessed assets and other real estate	10%	5%	—	—	15%
Electronic product growth	—	15%	—	—	—
Net new primary relationships	10%	15%	5%	5%	5%
Group financial performance goals	—	10%	35%	20%	40%
Enhance enterprise risk management	—	—	—	10%	—
Total weighting	100%	100%	100%	100%	100%
Target amount scoring	200%	200%	150%	150%	200%

In assessing performance against these performance goals, the Committee considers quantitative and qualitative factors, and ultimately uses its judgment when determining the amount and terms of individual awards. However, in the calculation of Mr. Murphy’s award, his award was first calculated based upon quantitative factors in order to comply with IRS Code Section 162(m). Then the Committee has the authority to consider qualitative factors to reduce the amount of the award to Mr. Murphy. The qualitative factors the Committee considers to adjust awards include:

•	The recommendations of Mr. Murphy with respect to the achievement of group and individual performance goals of the other NEOs and all other participants in the EIP.

•	An analysis of competitive marketplace compensation data as described above;

•	An analysis of the Company’s performance compared to its peer groups as described above;

•	An analysis of the Company’s performance compared to its overall quantitative and qualitative goals;

•	The executive’s level of responsibility and ability to influence the Company’s performance;

•	The executive’s level of experience, skills and knowledge;

•	The need to retain and motivate highly talented executives;

•	Corporate governance considerations related to executive compensation; and

•	The Company’s current business environment, objectives and strategy.
For 2019, Mr. Murphy received the award as computed based upon quantitative factors. Messrs. Murphy, Seitz, and Buhr were scored as part of sales, credit and line management personnel. Mr. Griffith and Ms. Short were scored as part of staff management personnel.

▪	Annual cash awards: These are paid following the Committee’s approval of the awards. For the NEOs, the Committee approved cash awards for 2019 performance as follows:

Mr. Murphy	$278,900	Mr. Griffith	$62,350
Mr. Seitz	$75,000	Mr. Buhr	$64,800
Ms. Short	$73,050
These amounts are shown on the 2019 lines of the “Non-Equity Incentive Compensation Plan” column of the Summary Compensation Table below.

▪
Annual Book Value Stock Awards: The amount of the annual cash award under the EIP is matched with an equal amount of book value stock that is subject to forfeiture ratably over a five-year period in the event the Company fails to achieve designated annual performance hurdles or the participant’s employment terminates. For 2019, the Committee chose a 4% EPS growth requirement or a 1.20% annual return on assets as alternative performance hurdles for releasing the forfeiture restrictions on the awards of book value stock approved for 2019 performance. The Committee believes that this combination of requirements collectively represents a reasonable hurdle for participants to motivate future performance based on, among other factors, the peer group performance documented above. The Committee also has the authority under the EIP to evaluate whether forfeiture of book value shares is appropriate if the Company’s performance results are in the top quartile of its peer groups notwithstanding failure of the Company to achieve the performance hurdles. This additional authority gives the Committee flexibility to respond to external events or market conditions.

Mr. Murphy’s annual cash award is matched with an equivalent value in book value stock subject to the same performance hurdles as with all employees under the EIP. As the risk of forfeiture lapses over the five year period based on achievement of performance hurdles, he is paid in cash. His book value stock awards ultimately paid in cash are shown in the “Stock Awards” column of the Summary Compensation Table in the year the awards are made, consistent with the presentation for the other NEOs. The Committee believes Mr. Murphy’s ownership interest in the Company is already significant and sufficiently aligned with shareholder interests that the book value share awards under the EIP can be denominated and paid in cash as the forfeiture risk lapses.
The annual stock awards for 2019 performance were made in calendar year 2020. As required by SEC rules, the 2019 stock award amounts for the NEOs will be shown in next year’s proxy statement on the 2020 lines under the Stock Awards column of the Summary Compensation Table. The annual book value stock awards for 2018 (made in 2019) are shown on the 2019 lines of the “Stock Awards” column of the Summary Compensation Table below as required by SEC rules.
Long-Term Plan Awards Under the EIP

•	Why we pay this component
In addition to the annual incentive award of cash and book value stock, the EIP also offers participants an additional periodic award of cash and stock in the event the Company achieves longer-term performance goals. These performance goals are established periodically (usually every 3 years) as part of the Company’s ongoing long-term strategic planning process. These awards are also designed to reward consistent individual performance over the long-term as individual performance is calculated based on the participant’s average annual incentive awards under the EIP over the three-year period. These awards further reinforce alignment with the interests of our shareholders by encouraging a long-term view with sound strategic planning and risk management and providing participants with an opportunity for additional ownership of the Company but with the same market risk to which shareholders of the Company are exposed.

•	How we determine the amount.

▪	Calculation of Amount of the Long-Term Plan Awards: The most recent 3-year performance goal period ended in 2019 with targets set in early 2017 and awards being determined and paid in early 2020.
The goals for the 2017-2019 period include the following:

	Weighting	Minimum	Target	Maximum	Actual

Return on assets	15%	1.13%	1.30%	1.47%	1.41%
Expense to revenue ratio	15%	58.40%	56.42%	54.44%	54.65%
Net interest margin	10%	3.45%	3.60%	3.80%	3.68%
Net charge offs and other credit-related losses to average loans, leases, repossessed assets and other real estate	15%	0.45%	0.25%	0.15%	0.13%
Period-end nonperforming assets	15%	2.00%	1.50%	0.75%	0.37%
Growth in net new primary checking accounts	30%	51% of Target	Target	119% of Target	82% of Target

Company performance is scored at 50% for minimum, 100% for target and 200% for maximum. The three-year awards then are calculated based upon a pre-determined mathematical formula that multiplies the Company’s weighted performance relative to its long-term goals by an assigned percentage and then by the participant’s average annual incentive award under the EIP over the three-year period. The participant may earn from 0% to 200% of his/her average annual incentive awards over the three-year period. The total of the annual cash and stock awards to a single participant may not exceed $1 million.

For the 2017-2019 period, the assigned percentages of the NEOs for purposes of the three year long-term awards are as follows:

Mr. Murphy	100%	Mr. Griffith	90%
Mr. Seitz	100%	Mr. Buhr	90%
Ms. Short	90%

▪
Method of Payment of Periodic Long-Term Awards: The periodic long-term awards are paid with a combination of cash and market value stock, with more senior participants required to take a higher percentage of stock. The stock portion is subject to forfeiture over a five-year period based upon the participant remaining with the Company and the Company remaining profitable during the period. For Mr. Murphy and Mr. Seitz, the split for the 2017-2019 performance period was 25% cash and 75% stock. For Ms. Short, Mr. Griffith, and Mr. Buhr, the split was 30% cash, 70% stock. Cash was paid to the NEOs (and other participants) upon approval of the awards by the Committee. For Mr. Murphy, the stock portion of his award was subject to the same forfeiture term but because of his existing ownership interest in the Company, the Committee approved payment to Mr. Murphy in cash as the five-year forfeiture period lapses. This market value stock award ultimately paid in cash will be shown in next year’s proxy statement on the “Stock Awards” column of the Summary Compensation Table in 2020, the year the awards will be made, consistent with the presentation of other NEOs. For performance during 2017 through 2019, the NEOs received periodic long-term awards as follows:

	Cash	Stock	Total		Cash	Stock	Total
Mr. Murphy	$203,100	$609,400	$812,500	Mr. Griffith	$54,200	$126,600	$180,800
Mr. Seitz	56,700	170,000	226,700	Mr. Buhr	46,200	107,700	153,900
Ms. Short	56,800	132,400	189,200
The cash portions of the 2017-2019 awards are shown on the 2019 lines of the Non-Equity Incentive Compensation Plan column of the Summary Compensation Table. The stock portions of the 2017-2019 awards was approved in calendar year 2020 and will be shown in next year’s proxy statement on the 2020 lines of the Stock Awards column of the Summary Compensation Table as required by SEC rules.
Annual Incentive Awards Under the Strategic Deployment Incentive Plan (SDIP)

•	Why we pay this component.
NEOs have an additional incentive compensation plan available to them which is designed to encourage execution of the Company’s strategic objectives on an annual and a long-term basis. NEOs and other members of senior management are eligible to participate. Mr. Murphy, Ms. Short and Messrs. Buhr, Griffith and Seitz were participants in the SDIP for 2019.
Any awards (“Awards”) made to participants under the SDIP are performance-based compensation with three dimensions. First, the SDIP is designed to encourage the participants to focus on initiatives that support the Company’s long-term strategic objectives but not at the expense of meeting or exceeding the expectations of our shareholders as reflected in the annual performance goals approved by the Board. Thus, there will be no Awards unless the Company achieves its minimum net income goal.

Second, the amount of the Awards is calculated as a percentage of the Company’s annual net income. Sharing a modest portion of net income with the participants who successfully lead and execute the initiatives designed to meet the Company’s long-term strategic objectives directly aligns their performance on these initiatives with the long-term interests of shareholders. At the beginning of each calendar year, the Committee sets a range for each of the participants reflected by a minimum, target and maximum percentage of net income. In setting the percentages, the Committee considers the roles and responsibilities of each participant with respect to the Company’s long-term strategic objectives.
Third, the Committee determines the final percentage of net income within the respective pre-established ranges by reference to pre-established shared and/or individual goals for the participants that support the Company’s long-term strategic objectives (“Annual Strategic Goals”). The Committee assigns Annual Strategic Goals to each of the participants at the beginning of each calendar year using objective performance targets or criteria and weightings among the Annual Strategic Goals. The Committee then uses the results achieved during the calendar year (individually or in aggregate) to determine the Award for each participant within the applicable range of percentages of net income. See “How we determine the amount” below for calculation and the payment of awards.
All determinations of eligibility, Annual Strategic Goals, financial metrics and formulas for calculation of Awards for a calendar year are established by the Committee in writing no later than ninety (90) days after the beginning of the calendar year or by such other date as may be permitted under Section 162(m) of the Internal Revenue Code of 1986 and regulations thereunder. No Award to any single participant can exceed $1 million in one calendar year. No performance measures for a participant’s Annual Strategic Goals will allow for any discretion by the Committee to increase an Award over the maximum percentage of net income determined by the Committee at the beginning of the calendar year, but the Committee does have discretion to reduce an Award below the maximum percentage of net income to any amount it believes is justified based on the actual results achieved related to the Annual Strategic Goals. The payment of any Award under the SDIP to a participant with respect to a relevant calendar year is contingent upon certification by the Committee prior to any such payment that the applicable performance measure(s) or criteria for the participant’s Annual Strategic Goals have been satisfied. All awards under the SDIP are subject to potential forfeiture and/or recovery by the Company in the event they are based upon financial results that are subsequently determined to have been overstated.

•	How we determine the amount.
Under this program, awards for participants are based on the net income of the Company. The Committee set the range from 0.00% to 1.37% of net income for the total program with a target of 0.68% for 2019. All awards are subject to the Company achieving a minimum net income of $85.0 million. The Committee set the following individual award levels as a percentage of the Company’s net income:

	Minimum	Target	Maximum

Mr. Murphy	0%	0.26%	0.51%
Mr. Seitz	0%	0.13%	0.26%
Ms. Short	0%	0.13%	0.26%
Mr. Griffith	0%	0.09%	0.17%
Mr. Buhr	0%	0.09%	0.17%
For 2019, the goals and weightings were as follows:

Weighting

1. Achieve 2019 core deposit growth goals for specific growth markets. Goals were set at a target of 150% or 200% of the market growth rate for core deposits. Maximum score for each targeted level is based on 125% or 150% of the goal amount.	40%

2. Adoption and full implementation of a sales management system across the bank with ongoing support team in place. Loan work flow system fully functional by year end.	20%

3. Achieve targeted levels of mobile and digital product adoption by both business and consumer customers. Maximum score for each targeted level is based on between 129% and 150% of the goal amount.	25%

4. Achieve IT systems, leadership and staffing and 3-year plan development goals.	15%

Total weighting using metrics set at the beginning of the year	100%

5. Qualitative goal to be judgmentally used by the Committee to adjust downward the awards under the above metrics either for the group or for each NEO individually.
The Committee assesses performance against these goals and each individual’s contributions to the achievement of the goals including the quality of teamwork exhibited and the individual’s contribution to the team. In assessing performance against these performance goals, the Committee considers quantitative factors first and may adjust downward for qualitative factors, and ultimately uses its judgment when determining the amount and terms of individual awards.

The Company earned net income that exceeded the minimum net income goal of $85.0 million. The Committee chose to pay the entire bonus amounts in cash. The annual cash awards are paid following the Committee’s approval of the awards. For the 2019 participants, the Committee approved cash awards for 2019 performance as follows:

Mr. Murphy	$153,895
Mr. Seitz	$76,943
Ms. Short	$76,943
Mr. Griffith	$51,295
Mr. Buhr	$51,295
Awards Under the 1982 Restricted Stock Award Plan

•	Why we pay this component.
The Restricted Stock Award Plan provides for the grant of restricted shares to selected executives and other key employees of the Company as a means of inducing continued future employment and performance of such key employees. The Restricted Stock Award Plan provides that the shares shall vest over a period of time if the participant continues to serve as an employee. Additionally, the Committee may set additional vesting requirements at the time of grant based on the individual participant’s performance, the Company’s financial performance or both. If the participant does not meet or exceed his or her individual performance goal(s) for a given year, all shares so restricted with respect to that year will be forfeited. If 1st Source does not meet the financial requirements by the end of the vesting period, the shares so restricted are forfeited. The Committee retains discretion to make periodic stock awards from time to time in the future to maximize the usefulness of the Restricted Stock Award Plan in attracting, retaining and motivating key employees.

•	How we determine the amount.
No named executive officers received awards under the Restricted Stock Award Plan in 2017, 2018, or 2019.
Stock Ownership Guidelines
In February 2015, the Company established stock ownership guidelines for its NEOs. The Company requires the CEO to own Company stock with value at least equal to five times the CEO’s current base salary and other NEOs to own Company stock with a value at least equal to three times the NEO’s current base salary. All of the Company’s NEOs are currently in compliance with this requirement.
Hedging or Pledging Company Securities
In February 2015, the Company adopted a policy prohibiting directors, NEOs and other Senior Vice Presidents or above from pledging shares of the Company on margin, trading in derivative securities of the Company’s common stock, engaging in short sales or buying or selling put or call options on the Company’s common stock, and purchasing or selling other financial instruments designed to hedge or offset any decrease in the market value of the Company’s common stock. Shares owned by directors, NEOs and other Senior Vice Presidents in excess of those required to be owned by Company stock ownership guidelines may be used as collateral for the owner’s personal or business borrowing purposes upon notification of and prior approval by the Governance and Nominating Committee.
Most Recent Shareholder Advisory Vote
The Executive Compensation and Human Resources Committee carefully considered the results of the 2017 shareholder advisory vote on executive compensation. The CEO also reviewed and discussed the results of the vote with selected larger shareholders. The result of the advisory vote was that 99% of votes cast approved of the executive compensation of the NEOs as described in the 2017 Proxy Statement. The results indicated shareholder support for the Company’s executive compensation decisions and policies and the Committee has continued to make its compensation decisions consistent with historical practice and existing policies. The Committee also carefully considered the results of the 2017 shareholder advisory vote on the frequency of future advisory votes on executive compensation. The result of the advisory vote was that 67% of votes cast supported a vote every three years. The Committee elected to continue its practice of having a vote every three years.
Shareholders are given an opportunity to cast an advisory vote on the Company’s executive compensation program every three years. Such a vote is discussed in this proxy statement in anticipation of the annual shareholder meeting in April 2020.
Shareholders are also given an opportunity to cast an advisory vote on the frequency of future shareholder advisory votes on executive compensation with the next opportunity occurring in connection with the annual shareholder meeting in April 2023.
Risk Management
As discussed above, the senior executive officer compensation plans and other management incentive programs include both equity and cash components that link compensation to the Company’s overall performance on both a short-term and long-term basis, subject to forfeiture based on the senior executive officers or participating management officers failing to remain with the Company and on long-term real economic performance of the Company. As such, these plans do not encourage the senior executive officers or participating management officers to take unnecessary and excessive risks that threaten the Company. Nor do they encourage the manipulation of earnings of the Company to enhance the compensation of any employee.

The Committee also identified and reviewed the Company’s five business unit incentive plans, each of which rewards measurable performance in the Company’s five major product and service segments: Business Banking, Consumer Banking, Specialty Finance, Trust and Asset Management, and Insurance. Each of these incentive plans has common features that encourage high quality, long-term relationship business and discourage unnecessary or excessive risks for short-term gain. In particular, short-term cash awards generally are capped at a specific dollar amount or a percentage of a participant’s salary midpoint or base salary. In practice, actual awards generally have been much less than the maximum amount after applying the respective individual performance metrics under the plans. Annual stock awards are similarly limited to a percentage of a participant’s salary midpoint and have long-term attributes. They carry substantial risks of forfeiture over a five-year period if performance hurdles that are tied to Company performance are not cleared. They are made in book value common stock transferable only to the Company upon death, disability, normal retirement, early termination of employment, or with discretionary approval of the Committee, with less favorable payout terms upon early termination of employment. The incentive plans for lenders further mitigate excessive risks by including substantial weightings or deductions for credit quality and net charge-offs. The Committee also identified and reviewed the Company’s referral programs designed to encourage internal referrals by providing small, immaterial cash incentives to eligible participants.
These features, combined with the systems of controls in place to mitigate the risks of the products and services the Company offers, limit and discourage the taking of unnecessary or excessive risks. They also discourage and mitigate the risk of manipulation of reported earnings to enhance the compensation of any employee. None of these incentive plans or referral programs, alone or in aggregate, encourages unnecessary or excessive risks or presents significant risks to the Company as a whole.
Clawbacks
If the Company (i) is required to prepare an accounting restatement of its financial statements due to the Company’s noncompliance with any financial reporting requirement under the securities laws, or (ii) otherwise determines that financial results or other metrics used to determine the amount of any incentive awards paid or awarded to any Participants were misstated or otherwise inaccurate, then the Committee shall, except in the case of any Participant who had no responsibility for the accounting that led to the misstatement or inaccuracy, recoup any excess incentive compensation received by any such Participant. The Committee shall recoup all incentive compensation received by any Participant who had responsibilities for the accounting that led to the misstatement or inaccuracy or who the Committee determines committed fraud or other malfeasance while employed by the Company.
Employment Agreements Severance Provisions
Among the NEOs, the Company has entered into employment agreements with Mr. Murphy, Mr. Seitz, Ms. Short, Mr. Griffith, and Mr. Buhr. The agreements provide for severance payments in the event of the executive’s termination of employment by the Company without cause or by the executive because of good reason, including a material adverse change in his or her status such as a material diminution of responsibility or relocation. In such event, the executive would continue to receive only his or her base salary for a period of time after his or her termination. Mr. Murphy would receive the equivalent of 36 months of base salary with the first six months payable in a lump sum. Mr. Seitz, Ms. Short, Mr Griffith, and Mr. Buhr would receive the equivalent of twelve months of base salary with the first six months payable in a lump sum. The Committee believes that providing severance payments to certain executives in the event the executives terminate employment because of a material adverse change in status is necessary and fair given the critical nature of the roles of the executives. As of December 31, 2019, Mr. Murphy, Mr. Seitz, Ms. Short, Mr. Griffith, and Mr. Buhr would receive $2.32 million, $365,000, $335,000, $365,000, and $318,000, respectively under the agreements.
The employment agreements also provide for severance payments in the event Mr. Murphy, Mr. Seitz, Ms. Short, Mr. Griffith, or Mr. Buhr terminates his or her employment for good reason within one year of a change in control transaction. Under these circumstances, the executive would receive severance pay in cash equal to 2.99 times his or her “Annualized Includable Compensation for the Base Period” (as defined under the Internal Revenue Code of 1986, as amended) without a gross-up provision. The Committee reaffirmed its long-standing view that such a “two-trigger” change in control provision for key executives is consistent with the interests of shareholders and fair protection to the executives.
Tax Deductibility of Pay
Federal income tax law caps at $1,000,000 the deductible compensation per year for each of the NEOs, subject to certain exceptions (some of which changed in 2018). In developing and implementing executive compensation policies and programs, the Executive Compensation and Human Resources Committee considers whether particular payments and awards are deductible for federal income tax purposes, along with other relevant factors. The Executive Compensation and Human Resources Committee has taken what it believes to be appropriate steps to maximize the deductibility of executive compensation. It is the general intention of the Executive Compensation and Human Resources Committee to meet the requirements for deductibility whenever possible. The Executive Compensation and Human Resources Committee will continue to review and monitor the deductibility of compensation.

SUMMARY COMPENSATION TABLE
The following table provides information regarding compensation earned by the Company’s Chief Executive Officer, Chief Financial Officer, and the three other executive officers employed at the end of 2019 who were the most highly compensated in 2019 among the major policy-making executives of the Company.

Name and Principal Position	Year	Salary($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation($)	All Other Compensation($)(2)	Total(6)
Christopher J. Murphy III	2019	$770,942	$235,258	$636,109	$126,843	$1,769,152
Chairman of the Board and	2018	746,154	288,025	515,050	120,584	1,669,813
Chief Executive Officer	2017	730,000	535,394	504,600	85,638	1,855,632

James R. Seitz	2019	363,077	75,604	208,857	89,249	736,787
President	2018	353,077	73,460	215,300	79,605	721,442
	2017	343,077	143,049	185,050	63,830	735,006

Andrea G. Short	2019	333,077	65,169	207,007	40,357	645,610
Executive Vice President, Treasurer and	2018	320,385	69,555	204,850	38,911	633,701
Chief Financial Officer	2017	303,462	108,321	181,150	36,719	629,652

John B. Griffith	2019	369,808	58,371	168,980	40,605	637,764
Executive Vice President, Chief Administrative	2018	352,500	77,920	149,570	39,291	619,281
Officer, General Counsel and Secretary	2017	347,022	122,372	150,100	37,476	656,970

Jeffrey L. Buhr	2019	316,462	56,213	162,509	36,417	571,601
Executive Vice President and Chief Credit	2018	308,077	48,170	146,500	34,516	537,263
Officer, 1st Source Bank	2017	297,173	112,055	120,350	33,779	563,357

(1)
Amounts included in Stock Awards represent the aggregate grant date fair value of all awards computed in accordance with FASB ASC Topic 718 granted during the year. These amounts generally relate to the prior year’s performance and are subject to forfeiture over the succeeding five (5) years. The 2017 amounts also include the stock awards included in the 2016 long-term EIP plan awards. The 2019 amounts also include 10 shares of stock awarded in early 2019 to all employees who were employed by the Company on December 31, 2017, and remained employed with the Company through December 31, 2018.

(2)			Amounts included in All Other Compensation for the most recent fiscal year are as follows:

	Company Contributions to Defined Contribution Retirement Plans	Dividends on Stock Awards	Directors’ Fees	Perquisites(3)(4)	Value of Life Insurance Benefits	Other	Total
Mr. Murphy	$24,393	$34,619	$48,926	$11,798	$7,107	—	$126,843
Mr. Seitz(5)	24,393	9,479	48,926	«	6,451	—	89,249
Ms. Short	24,393	12,765	—	«	3,199	—	40,357
Mr. Griffith	24,393	8,625	—	«	7,587	—	40,605
Mr. Buhr	24,393	7,407	—	«	4,617	—	36,417

«			Not included - total of perquisites and benefits is less than $10,000
(3)
Mr. Murphy’s perquisites included country club dues, annual medical exam and personal usage of the company plane. These are valued at the incremental cost to the Company. For personal use of the company plane, the incremental cost is the SIFL (Standard Industrial Fare Level) cost.

(4)			Mr. Murphy reimbursed the Company $5,000 in each year shown for miscellaneous incalculable personal benefits. This amount has not been deducted in computing the disclosable perquisites above.
(5)			Mr. Seitz serves on the 1st Source Bank Board of Directors and receives the fees shown for his services.
(6)			There were no bonus awards, option awards or changes in pension value and non-qualified deferred compensation earnings for the named executive officers in 2019, 2018 or 2017.

2019 Grants Of Plan-Based Awards

Estimated Future Payouts Under Equity Incentive Plan

	Book Value Awards (#Shares)
Name	Grant Date	Threshold	Target	Maximum	Grant Date Fair Value of Stock Awards

Christopher J. Murphy III	2/12/19(1)	—	7,945	—	$234,854
James R. Seitz	2/12/19(1)	—	2,544	—	75,201
Andrea G. Short	2/12/19(1)	—	2,191	—	64,766
John B. Griffith	2/12/19(1)	—	1,961	—	57,967
Jeffrey L. Buhr	2/12/19(1)	—	1,888	—	55,809
Note: There were no non-equity incentive plan awards with future payouts made during 2019. Also, there were no other stock awards or option awards made during 2019.
(1)
Annual Executive Incentive Plan award subject to forfeiture over a five-year period based on the executive remaining with the Company and the Company achieving annual financial performance hurdles as discussed above under “Annual Incentive Awards Under the EIP.”

Narrative Disclosure To Summary Compensation Table And Grants Of Plan-Based Awards Table
Employment Agreements:
Messrs. Murphy and Griffith each entered into an employment agreement effective January 1, 2008. Ms. Short entered into an employment agreement effective January 1, 2013. Messrs. Seitz and Buhr each entered into an employment agreement effective May 23, 2017.
Mr. Murphy’s agreement provides for a $774,750 base salary at January 1, 2020, with annual increases as the Committee may deem appropriate each year, and bonus payments (paid in cash or stock at Mr. Murphy’s election) under the Executive Incentive Plan and the Strategic Deployment Incentive Plan. Under the other four agreements, Mr. Seitz, Ms. Short, Mr. Griffith, and Mr. Buhr receive base salaries of $365,000, $335,000, $365,000, and $318,000 respectively, at January 1, 2020, with increases thereafter as may be determined by 1st Source, and cash and stock bonuses determined under the Executive Incentive Plan and the Strategic Deployment Incentive Plan.
Mr. Murphy’s agreement expires on December 31, 2023. Mr. Seitz’s, Ms. Short’s, Mr. Griffith’s, and Mr. Buhr’s agreements expire on December 31, 2020. Each will continue to be extended from year-to-year unless either party gives a notice of non-renewal to the other. The term of Mr. Murphy’s agreement will end on December 31 of the third year following the year in which any notice of non-renewal is given. The term of the agreements with Mr. Griffith, Mr. Seitz, Mr. Buhr, and Ms. Short will end on December 31 of the same year in which any non-renewal notice is given.
In the event of an executive’s death, the executive’s beneficiaries would receive a payment in the amount of twice the executive’s current base salary (reduced to 65% and 45% of this amount at ages 65 and 70, respectively) up to a maximum of $750,000 under a group term life insurance policy provided by the Company. Mr. Griffith’s beneficiaries also would receive a payment of $600,000 under an individual policy for which the Company pays the premiums.
The employment agreements also include restrictive covenants which require, among other things, that the executives not compete with 1st Source in bank or bank-related services within the geographic region in which full-service retail branches of 1st Source Bank or any affiliate are located. The agreements also prohibit the executives from ever divulging confidential information or trade secrets after termination of employment.
In the event an executive’s employment is terminated because of disability and in addition to other disability programs in effect for all officers of 1st Source, the executive will receive twelve months of base salary, with the first six months payable in a lump sum and the balance paid in monthly installments beginning on the first day of the seventh month following the date of termination.
See Compensation Discussion & Analysis above for discussion of certain severance benefits provided for under the employment agreements.
Bonus Plan:
See discussion above in the Compensation Discussion & Analysis
The amounts shown in the Stock Awards column of the Summary Compensation Table represent the aggregate grant date fair value of all awards granted during the fiscal year computed in accordance with FASB ASC Topic 718. The amounts shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table represent the annual and long-term cash awards under the EIP and the SDIP Plan. Estimated future payout amounts for 2019 stock awards and the corresponding grant date fair values are shown in the Grants of Plan-Based Awards Table.
Recipients of unvested book value and market value shares granted under the EIP and the SDIP Plan receive dividends at the same time and in the same amount as all other holders of 1st Source common stock.
The relative amounts of salary and bonus are discussed above under “Components of Compensation and 2019 Compensation Decisions.”

Outstanding Equity Awards At Fiscal Year-End 2019

	Stock Awards(4)

Name	Number of Shares of Stock That Have Not Vested(1)(2)	Market Value of Shares of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested(1)(2)	Equity Incentive Plan Awards: Payout or Market Value of Unearned Shares That Have Not Vested(1)(3)

Christopher J. Murphy III
Book Value Shares			25,240	$819,543
Market Value Shares	4,818	$249,958

James R. Seitz
Book Value Shares			7,116	231,057
Market Value Shares	1,312	68,067

Andrea G. Short
Book Value Shares			6,203	201,411
Market Value Shares	5,292	274,549

John B. Griffith
Book Value Shares			6,502	211,120
Market Value Shares	1,015	52,658

Jeffrey L. Buhr
Book Value Shares			5,378	174,624
Market Value Shares	895	46,433

(1)
Shares vested for purposes of this table and the following table are awarded shares which are no longer subject to forfeiture under the terms of the Executive Incentive Plan or the Restricted Stock Award Plan.

(2)		Vesting dates for these awards are as follows:

	Book Value Shares	Market Value Shares
Mr. Murphy	12/2019 - 12/2023	12/2019 - 12/2021
Mr. Seitz	12/2019 - 12/2023	12/2019 - 12/2021
Ms. Short	12/2019 - 12/2023	12/2019 - 12/2022
Mr. Griffith	12/2019 - 12/2023	12/2019 - 12/2021
Mr. Buhr	12/2019 - 12/2023	12/2019 - 12/2021

Note: Shares vesting based on calendar year results (e.g., 12/2019 above is based on 2019 results) are not released until audited financial results are publicly announced early in the following year.

(3)
The values shown in respect of Book Value Shares are based on the book value of our Common Stock because that is the value that NEOs can ultimately realize from Book Value Shares absent extraordinary circumstances.

(4)	The named executive officers have no outstanding stock option awards at December 31, 2019.

Option Exercises And Stock Vested — 2019

	Stock Awards(1)
Name	Number of Book Value Shares Acquired on Vesting	Number of Market Value Shares Acquired on Vesting	Value Realized on Full Vesting(2)

Christopher J. Murphy III	9,468	4,248	$451,238
James R. Seitz	2,415	910	108,097
Andrea G. Short	2,058	1,689	128,969
John B. Griffith	2,433	857	106,491
Jeffrey L. Buhr	1,959	1,816	131,165

(1)	The named executive officers did not exercise any stock option awards during 2019.
(2)
The values shown in respect of Book Value Shares are based on the book value of our Common Stock because that is the value that NEOs can ultimately realize from Book Value Shares absent extraordinary circumstances.

CEO Pay Ratio Disclosure
The 2019 compensation disclosure ratio of the annual total compensation of the Company’s Chief Executive Officer and the median annual total compensation of all other Company employees is as follows:

Annual total compensation of Christopher J. Murphy III, Chairman of the Board and Chief Executive Officer(1) (A)	$1,769,152
Median annual total compensation of all employees (excluding Mr. Murphy)(2) (B)	$52,662
Ratio of (A) to (B)	33.6 to 1

(1) From Summary Compensation Table
(2) Median employee selected from all employees as of December 31, 2019, on basis of annual total compensation reported for tax purposes. Compensation was annualized for all employees not employed for the full year of 2019. Annual total compensation for the median employee was computed in the same manner as that of NEOs included in the Summary Compensation Table.

DIRECTOR COMPENSATION – 2019

Name	Total	Fees Earned or Paid in Cash(1)	Fees Received in Stock(1)
			Amount	Shares	Grant Date Fair Value
John F. Affleck-Graves(1)	$61,926	$71	$61,855	1,361	$45.45
Melody Birmingham(1)	91,926	151	91,775	1,999	45.91
Daniel B. Fitzpatrick(1)	82,926	31,028	51,898	1,164	44.59
Lisa W. Hershman(3)	—	—	—	—	—
Najeeb A. Khan(1)(4)	75,926	63	75,863	1,689	44.92
Vinod M. Khilnani(1)	110,426	101,500	8,926	200	44.63
Rex Martin(1)	80,926	32,019	48,907	1,097	44.58
Christopher J. Murphy III(5)	See Summary Compensation Table		—	—	—
Christopher J. Murphy IV(1)	98,426	89,500	8,926	200	44.63
Timothy K. Ozark(1)	110,426	93	110,333	2,401	45.95
John T. Phair(1)	117,426	61,021	56,405	1,265	44.59
Mark D. Schwabero(1)	94,926	86,000	8,926	200	44.63

(1) These directors received a portion of their annual fees in the form of shares of stock rather than cash at their election. These shares had the weighted grant date fair values shown in accordance with FASB ASC Topic 718.

(2) There were no stock awards, option awards, non-equity incentive plan compensation, pension or other deferred compensation earnings or other compensation paid to non-employee directors in 2019.
(3) Under the terms of her employment at the Department of Defense, Ms. Hershman was not allowed to accept compensation for serving as a director of the Company. She resigned from her position on the Board on January 23, 2020.

(4) Mr. Khan resigned from his position on the Board on July 9, 2019.
(5) Mr. Murphy received all his fees in cash.
EXECUTIVE COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT
The Executive Compensation and Human Resources Committee has reviewed and discussed the Compensation Discussion & Analysis section of this Proxy Statement with management. In reliance on these reviews and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion & Analysis section be included in this Proxy Statement.

Executive Compensation and Human Resources Committee

Mark D. Schwabero, Chairman
Daniel B. Fitzpatrick	Vinod M. Khilnani	Rex Martin	Timothy K. Ozark	John T. Phair
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No member of the Executive Compensation and Human Resources Committee is or was formerly an officer or employee of the Company. No executive officer of the Company currently serves or in the past year has served as a member of the compensation committee or board of directors of another company of which an executive officer serves on the Executive Compensation and Human Resources Committee. Nor does any executive officer of the Company serve or has in the past year served as a member of the compensation committee of another company of which an executive officer serves as a Director of the Company.

DELINQUENT SECTION 16(A) REPORTS
The Securities Exchange Act of 1934 requires executive officers, directors and beneficial owners of 10% or more of the issuer’s equity securities to file reports of ownership and changes in ownership of 1st Source Corporation stock with the SEC and to furnish 1st Source with copies of all reports filed.
Based solely on a review of the copies of such reports furnished to 1st Source and written representations from the executive officers and directors that no other reports were required, 1st Source believes that all filing requirements were complied with by such persons during the last fiscal year, except that Messrs. Murphy, Seitz, Griffith, and Buhr and Ms. Short filed one untimely report for ten shares awarded to all employees who were employed by the Company on December 31, 2017, and remained employed with the Company through December 31, 2018. Carmen C. Murphy filed one untimely report for these ten shares attributed to her as Mr. Murphy’s spouse.
Based solely on a review of the copies of reports furnished to 1st Source by persons known to be 10% beneficial owners of 1st Source, 1st Source believes that all filing requirements were complied with by such persons during the last fiscal year.
PROPOSAL NUMBER 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
BACKGROUND OF THE PROPOSAL
The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was enacted on July 21, 2010, contains a requirement that publicly traded firms, like the Company, permit a separate, non-binding advisory shareholder vote to approve the compensation of the Company’s executive officers. The Board of Directors approved permitting this non-binding advisory shareholder vote every three years after taking into account the results of the non-binding advisory shareholder vote recommending this frequency at the 2011 Annual Meeting. In accordance with these requirements, we are providing shareholders an opportunity to cast an advisory vote on the compensation of our executive officers at the 2020 Annual Meeting.
EXECUTIVE COMPENSATION
The Company believes that its compensation policies and procedures are focused on “pay for performance” principles over the longer term and are strongly aligned with the long-term interests of shareholders. 1st Source believes that both the Company and its shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue. A main objective of the Company’s executive compensation program is to align a significant portion of each executive officer’s total compensation with the Company’s annual and long-term performance and with the interests of its shareholders. A related objective of the executive compensation program is to attract and retain experienced, highly qualified executives so as to enhance the Company’s long-term success and shareholder value. The Company believes that its compensation policies and procedures achieve these objectives. Additionally, the incentive plans included in the Company’s compensation policies and procedures reflect the following best practices in equity compensation programs:

•	Independent oversight. The plans are administered by the Executive Compensation and Human Resources Committee (the “Committee”), which is comprised entirely of independent directors.

•
Clawback provisions. All awards under the plans are subject to potential forfeiture and/or recovery by the Company in the event it is subsequently determined that they are based on overstated financial results or metrics, either for business units of the Company or the Company as a whole.

•
Shares awarded subject to future employment and continued Company performance. Shares granted under the annual awards pursuant to the Executive Incentive Plan (“EIP Plan”) are subject to forfeiture over the following five years if the Participant fails to continue to be employed (except in the case of death, disability or normal retirement) or if the Company fails to meet certain financial requirements which are set by the Committee at the time of grant. If the Company does not meet the financial requirements by the end of this forfeiture period, the shares are forfeited unless the Committee elects to waive the forfeiture period. The Committee’s intent is to use this authority only in situations where the Company generally performs in the upper quartile (usually top quartile) of its peer groups for a given period, but annual award shares granted under the EIP Plan would otherwise have been forfeited. Shares granted under the long-term awards pursuant to the EIP Plan are subject to forfeiture over the following five years if the Employee fails to remain employed (except in the case of death, disability or normal retirement). Also, shares granted under the long-term award plan and scheduled to be released from risk of forfeiture for a given year will be forfeited if the Company fails to achieve positive net income for that calendar year.

•
Restrictions on book value shares awarded for annual performance. Participants awarded book value shares pursuant to the EIP Plan are required, with limited exceptions, to hold the shares until retirement and then sell them back to the Company at the then book value. The EIP Plan has remained in place for 39 years. Some participants continue to hold shares acquired in the 1980s.

•
Targeted incentives for strategic execution. The Strategic Deployment Incentive Plan was formalized in its current form in 2016 and is designed to encourage NEOs and other members of senior management to execute the Company’s strategic objectives on an annual and a long-term basis.

•	Tax deductibility. Awards under the EIP Plan and the Strategic Deployment Incentive Plan are designed as “performance-based compensation” so that they may be tax deductible.
Shareholders are encouraged to carefully review the Compensation Discussion & Analysis, executive compensation tables, accompanying narrative disclosures and other compensation information in this proxy statement for a detailed discussion of the Company’s executive compensation program.
As required by the Dodd-Frank Act and the guidance provided by the SEC and as described in this proxy statement, at the annual meeting shareholders will have the opportunity to cast an advisory vote on the Company’s executive compensation plans, programs and arrangements through what is commonly known as a “say on pay” proposal. This gives the Company’s shareholders the opportunity to endorse or not endorse the Company’s executive compensation program and policies through the following resolution:
“Resolved, that the shareholders of 1st Source Corporation approve the overall executive compensation policies and procedures employed by 1st Source Corporation and disclosed in the proxy statement for the 2020 Annual Meeting of Shareholders.”

VOTE REQUIRED AND EFFECT
Approval of the Company’s executive compensation policies and procedures would require that the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal. Neither abstentions nor broker non-votes will affect whether more votes are cast “for” than “against” the proposal since neither is considered a “vote cast.” Because the shareholder vote is advisory, it is not binding upon the Board of Directors. However, the Executive Compensation and Human Resources Committee and the Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE PROPOSAL ON EXECUTIVE COMPENSATION.

PROPOSAL NUMBER 3: RATIFICATION OF THE APPOINTMENT OF BKD LLP AS 1ST SOURCE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020
The Audit Committee has appointed BKD LLP (BKD) as the independent registered public accounting firm for 1st Source for the fiscal year ending December 31, 2020. The Audit Committee made their decision on a number of factors, including the strength and reputation of the firm and its proposed service team, its expertise in the commercial banking and financial services industries, its legal and regulatory record, its relative cost, its ability to provide research and professional development resources to 1st Source personnel and other factors. The Board of Directors has determined that the appointment will be submitted for ratification by the shareholders. The Board of Directors and the Audit Committee recommend that shareholders ratify the appointment of BKD as the independent registered accounting firm for the Company and its subsidiaries for the fiscal year ending December 31, 2020. If our shareholders do not ratify the appointment, the Audit Committee will investigate the basis for the negative vote and will reconsider its appointment in light of the results of such investigation.
2020 will be the sixth year that BKD will serve as the independent registered public accounting firm for the Company. Representatives of BKD will be present at the Annual Meeting and will be afforded an opportunity to make a statement, if they desire to do so, and to respond to questions from shareholders.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF BKD LLP AS 1ST SOURCE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The financial statements of 1st Source are audited annually by an independent registered public accounting firm. For the years ended December 31, 2019, 2018, and 2017, the audit was performed by BKD LLP. Fees for professional services provided by BKD LLP for the last three (3) years were as follows:

	BKD	BKD	BKD
	2019	2018	2017
Audit Fees	$386,400	$375,450	$365,000
Audit-Related Fees(1)	18,500	18,000	18,000
Tax Fees	24,285	25,910	21,930
Other Fees	—	—	—
Total	$429,185	$419,360	$404,930

(1) Amounts billed for employee benefit plan audits and other assurance services performed during the fiscal years indicated.
The Audit Committee Charter requires that the Audit Committee shall pre-approve all audit and non-audit services provided by the independent auditors and that the Audit Committee shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting. All fees paid to BKD LLP in 2019 for non-audit services were pre-approved by the Audit Committee.
PROPOSALS OF SECURITY HOLDERS
Proposals intended for inclusion in our 2021 proxy statement pursuant to SEC Rule 14a-8 submitted by shareholders for presentation at the next Annual Meeting must be submitted in writing to the Secretary, 1st Source Corporation, on or before November 13, 2020. Proposals not intended for inclusion in our 2021 proxy statement pursuant to the process under Rule 14a-8 must be submitted by shareholders in writing to the Secretary, 1st Source Corporation, on or before January 26, 2021.

ADDITIONAL INFORMATION
Receipt of a favorable vote of a majority of the votes cast in the election of directors at the annual meeting is required for election of directors. The advisory approval of executive compensation and ratification of the appointment of independent auditors requires that the votes cast in favor exceed the votes cast against. The Company knows of no other proposals expected to be presented at the meeting. Such a proposal, if any, would be approved if votes in favor of such proposal exceed those cast against.
The SEC’s rules permit a company to deliver a single proxy statement, annual report, notice of internet availability of proxy materials or prospectus to an address shared by two or more of its shareholders. This method of delivery is referred to as “householding.” Unless shareholders request otherwise, 1st Source will “household” their proxy statement and annual report, as well as any prospectus or notice of internet availability of proxy materials, which may be sent to them. Regardless of how many 1st Source shareholders live under one roof, they will receive a single copy of each proxy statement, annual report, notice of internet availability of proxy materials or prospectus that is being mailed to shareholders. However, 1st Source will continue to deliver to every 1st Source shareholder in a household an individual proxy card in connection with any meeting of its shareholders where votes are being cast.
If a shareholder prefers to receive individual copies of proxy statements, annual reports, notice of internet availability of proxy materials or prospectuses, the shareholder should write to Chuck Ditto, Trust Operations, 1st Source Corporation, P. O. Box 1602, South Bend, IN 46634. 1st Source will start sending separate documents to a requesting shareholder of record within 30 days of the request.
Beneficial shareholders can request information about householding from their banks, brokers or other holders of record.
Important Notice Regarding The Availability Of Proxy Materials For The Shareholder Meeting To Be Held On April 23, 2020: The Notice of Annual Meeting of Shareholders and Proxy Statement, Annual Report and Proxy Card are available at www.proxyvote.com.
A copy of 1st Source’s Annual Report on Form 10-K is furnished herewith to shareholders for the calendar year ended December 31, 2019, containing financial statements for such year.
By Order of the Board of Directors,
John B. Griffith
Secretary
South Bend, Indiana
March 13, 2020

*** Exercise Your *Right* to Vote ***

1ST SOURCE CORPORATION

E91822-P32580

Meeting Information

Meeting Type: Annual Meeting
For holders as of: February 14, 2020
Date: April 23, 2020 **Time:** 10:00 a.m.
Location: 1st Source Center, 4th Floor Boardroom
100 North Michigan Street
South Bend, Indiana 46601

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT   ANNUAL REPORT   PROXY CARD

How to View Online:
Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com*.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 9, 2020 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

E91823-P32580

Voting Items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors for terms expiring April 2023:

Nominees:

1a. Vinod M. Khilnani

1b. Rex Martin

1c. Christopher J. Murphy III

1d. Timothy K. Ozark

The Board of Directors recommends you vote FOR the following proposals:

2. Advisory Approval of Executive Compensation.

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for all nominees listed in proposal 1 and for proposals 2 and 3. The undersigned hereby appoints Christopher J. Murphy III, John B. Griffith and Andrea G. Short and each of them proxies; to represent the undersigned, with full power of substitution, at the Annual Meeting of Shareholders of 1st Source Corporation to be held April 23, 2020 and at any and all adjournments thereof.

E91824-P32580

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 22, 2020 for shares held directly and by 11:59 p.m. Eastern Time on April 20, 2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 22, 2020 for shares held directly and by 11:59 p.m. Eastern Time on April 21, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E91818-P32580 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

1ST SOURCE CORPORATION

The Board of Directors recommends you vote FOR the following:

1. Election of Directors for terms expiring April 2023:

Nominees:	**For**	**Against**	**Abstain**
1a. Vinod M. Khilnani	☐	☐	☐
1b. Rex Martin	☐	☐	☐
1c. Christopher J. Murphy III	☐	☐	☐
1d. Timothy K. Ozark	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
2. Advisory Approval of Executive Compensation.	☐	☐	☐
3. Ratification of the appointment of BKD LLP as 1st Source Corporation's independent registered public accounting firm for the fiscal year ending December 31, 2020.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for all nominees listed in proposal 1 and for proposals 2 and 3. The undersigned hereby appoints Christopher J. Murphy III, John B. Griffith and Andrea G. Short and each of them proxies; to represent the undersigned, with full power of substitution, at the Annual Meeting of Shareholders of 1st Source Corporation to be held April 23, 2020 and at any and all adjournments thereof.

To change the address on the account, please check the box at right and indicate your new address in the address space on the reverse side. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

ANNUAL MEETING OF SHAREHOLDERS OF 1st SOURCE CORPORATION

April 23, 2020, 10:00 a.m.

E91819-P32580

1ST SOURCE CORPORATION
Proxy for Annual Meeting of Shareholders April 23, 2020
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Christopher J. Murphy III, John B. Griffith, and Andrea G. Short and each of them proxies; to represent the undersigned, with full power of substitution, at the Annual Meeting of Shareholders of 1st Source Corporation to be held April 23, 2020 and at any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side)